                                                                    EXHIBIT 4.15

                                Aircraft N171UA

--------------------------------------------------------------------------------

              FIRST AMENDED AND RESTATED PARTICIPATION AGREEMENT
                                   (1989 I)

                           Dated as of July 20, 2000

                                     Among

                            UNITED AIR LINES, INC.,
                                    Lessee,


                        BANCBOSTON UNITED LEASING LLC,
                              Owner Participant,


                     STATE STREET BANK AND TRUST COMPANY,
                        Not in its Individual Capacity,
                     except as expressly provided herein,
                         but solely as Owner Trustee,

                                      and

              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                             NATIONAL ASSOCIATION,
              In its Individual Capacity and as Indenture Trustee

                                  ___________

                            United Air Lines, Inc.
                            1989 I Equipment Trust
                          One Boeing 747-422 Aircraft

                                  ___________

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                 Page
SECTION 1.   Certain Definitions...............................................................     2

SECTION 2.   Lessee's Notice of Delivery Date..................................................     2

SECTION 3.   Instructions to the Owner Trustee and Indenture Trustee...........................     2

SECTION 4.   Conditions........................................................................     2
    (a)      Conditions Precedent to the Participations in the Aircraft........................     2
    (b)      Conditions Precedent to the Obligations of Lessee.................................     3

SECTION 5.   [Intentionally omitted.]..........................................................     3

SECTION 6.   Extent of Interest of Certificate Holders.........................................     3

SECTION 7.   Lessee's Representations, Warranties and Indemnities..............................     3
    (a)      In General........................................................................     3
    (b)      General Tax Indemnity.............................................................     7
    (c)      General Indemnity.................................................................    17

SECTION 8.   Representations, Warranties and Covenants.........................................    22

SECTION 9.   [Intentionally omitted.]..........................................................    40

SECTION 10.  Other Documents; Amendment........................................................    40

SECTION 11.  Certain Covenants of Lessee.......................................................    40

SECTION 12.  Owner for Federal Tax Purposes....................................................    41

SECTION 13.  Notices; Consent to Jurisdiction..................................................    42

SECTION 14.  Change of Situs of Owner Trust....................................................    42

SECTION 15.  Miscellaneous.....................................................................    43

SECTION 16.  [Intentionally omitted]...........................................................    45

SECTION 17.  Optional Redemption of Certificates...............................................    45

SECTION 18.  [Intentionally omitted]...........................................................    48

SECTION 19.  Confidentiality of Purchase Agreement.............................................    48

SECTION 20.  Effectiveness.....................................................................    49

                                   SCHEDULES

SCHEDULE I   -   Names and Addresses

              FIRST AMENDED AND RESTATED PARTICIPATION AGREEMENT
                                   (1989 I)


               THIS FIRST AMENDED AND RESTATED PARTICIPATION AGREEMENT (1989 I) dated as of July 20, 2000 (this "Agreement") among (i) United Air Lines, Inc., a Delaware corporation (the "Lessee"), (ii) BancBoston United Leasing LLC, a Delaware limited liability company (the "Owner Participant"), (iii) State Street Bank and Trust Company, a Massachusetts trust company, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (the "Owner Trustee") as successor to the Original Lessor (as defined below), and (iv) State Street Bank and Trust Company of Connecticut, National Association, a national banking association, in its individual capacity and as Indenture Trustee under the Trust Indenture (the "Indenture Trustee") amends and restates that certain Participation Agreement (1989 I) dated as of August 1, 1989 among Lessee, BancBoston United Leasing LLC, as lessor (the "Original Lessor"), and State Street Bank and Trust Company, as successor to The Connecticut Bank and Trust Company, National Association, in its individual capacity and as Indenture Trustee (the "Original Indenture Trustee"), as amended by that certain First Amendment to Participation Agreement (1989 I) dated as of February 1, 1990 among Lessee, the Original Lessor, and the Original Indenture Trustee (such Participation Agreement, as amended as set forth above, being referred to herein as the "Original Participation Agreement").

                                  WITNESSETH:

               WHEREAS, except as otherwise defined in this Agreement, capitalized terms used herein shall have the meanings attributed thereto in
Section 1 hereof;

               WHEREAS, concurrently with the execution and delivery of the Original Participation Agreement, Lessee executed and delivered to and in favor of the Owner Participant the Japanese Lease Assignment whereby Lessee assigned to Owner Participant all of its rights and interests in the Japanese Lease, the Primary Lessor Mortgage, Sections 11 and 23(b) of the Omnibus Agreement, the Primary Lessor Comfort Letter and the Aircraft, all as more particularly described in the Original Participation Agreement; and

               WHEREAS, pursuant to that certain Assignment and Assumption Agreement (1989 I) dated as of even date herewith, between the Owner Trustee and the Owner Participant, the Owner Participant assigned to the Owner Trustee, and the Owner Trustee assumed, all of the rights and obligations of the Owner Participant under the Operative Documents (as such terms are defined in the Lease); and

               WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Participant and State Street Bank and Trust Company, in its individual capacity, are entering into the Trust Agreement (1989 I) (the "Trust Agreement") pursuant to which Trust

                   [First Amended and Restated Participation Agreement (1989 I)]

Agreement the Owner Trustee agrees, among other things, to hold the Trust Estate defined in Section 1.01 thereof (the "Trust Estate") for the use and benefit of the Owner Participant; and


               WHEREAS, the Indenture Trustee and the Owner Trustee concurrently with the execution and delivery of this Agreement are entering into the Amended and Restated Trust Indenture and Mortgage (1989 I) dated as of July 20, 2000 (the "Trust Indenture") pursuant to which the Owner Trustee agrees, among other things, on the Refinancing Date, to issue one or more Certificates in the form set forth in Exhibit A to the Trust Indenture to each Pass Through Trustee on behalf of the related grantor trusts created by the applicable Pass Through Trust Agreement as evidence of the Owner Trustee's indebtedness to each Pass Through Trustee, which Certificates are to be secured by the mortgage and security interest in the Aircraft created pursuant to the Trust Indenture by the Owner Trustee in favor of the Indenture Trustee; and

               WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Trustee and Lessee are entering into the Amended and Restated Lease Agreement (1989 I) dated as of July 20, 2000 (the "Lease Agreement") whereby, subject to the terms and conditions set forth therein, the Owner Trustee is leasing to Lessee, and Lessee is leasing from the Owner Trustee, the Aircraft; and

               WHEREAS, in connection with the foregoing transactions, the parties hereto desire to amend and restate the Original Participation Agreement in its entirety; and

               NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

          SECTION 1.  Certain Definitions. The terms "Lessee," "Owner
                      -------------------
Participant," "Pass Through Trustee," "Owner Trustee" and "Indenture Trustee" shall have the further meanings attributed thereto in the Lease Agreement referred to above and, except as otherwise defined in this Agreement, terms used herein in capitalized form shall have the meanings attributed thereto in the Lease Agreement referred to above. Unless the context otherwise requires, any reference herein to any of the Operative Documents refers to such document as it may be amended from time to time in accordance with its terms and the terms of each other agreement restricting the amendment thereof.

         SECTION 2.   Lessee's Notice of Delivery Date. [Intentionally omitted.]
                      --------------------------------

         SECTION 3.   Instructions to the Owner Trustee and Indenture Trustee.
                      -------------------------------------------------------
[Intentionally omitted.]

         SECTION 4.   Conditions. (a) Conditions Precedent to the Participations
                      ----------      ------------------------------------------
in the Aircraft. It is agreed that the respective obligations of the Original
---------------
Indenture Trustee and the Original Lessor to participate in the payments of Lessor's Cost were subject to the satisfaction prior to or on the Delivery Date of the conditions precedent set forth in Section 4(a) of the Original

                   [First Amended and Restated Participation Agreement (1989 I)]

Participation Agreement and the respective obligations of the Owner Participant, Owner Trustee, Indenture Trustee and the Pass Through Trustees to enter into a refinancing are set forth in the Note Purchase Agreement.

               (1)  Conditions Precedent to the Obligations of Lessee. It is
                    -------------------------------------------------
agreed that the obligations of Lessee (A) to sell the Aircraft to the Original Lessor, (B) to accept delivery of the Aircraft under the Original Lease and (C) to enter into its other Operative Documents, were all subject to the fulfillment to the satisfaction of Lessee prior to or on the Delivery Date of the conditions precedent set forth in the Original Participation Agreement and the obligations of Lessee to enter into a refinancing transaction are set forth in the Note Purchase Agreement.

          SECTION 5.  [Intentionally omitted.]

          SECTION 6.  Extent of Interest of Certificate Holders. The Indenture
                      -----------------------------------------
Trustee, on behalf of the Certificate Holders, hereby acknowledges that no Certificate Holder shall have any further interest in, or other right with respect to, the mortgage and security interests created by the Trust Indenture when and if the Original Amount of, Make-Whole Amount (on and after the Refinancing Date only) if any, premium (prior to the Refinancing Date only), if any, and interest on all Certificates held by such Certificate Holder and all other sums payable to such Certificate Holder hereunder, under the Trust Indenture and under such Certificates shall have been paid in full. The Indenture Trustee, on behalf of the Certificate Holders, further acknowledges that each of the Certificate Holders, by its acceptance of a Certificate, agrees that it will look solely to the income and proceeds from the Trust Indenture Estate to the extent available for distribution to such Certificate Holder as provided in Section 2.10 of the Trust Indenture and that neither the Owner Participant nor the Owner Trustee shall be personally liable to any Certificate Holder for any amounts payable under the Certificates, the Trust Indenture, hereunder, or under any other Operative Documents (including, without limitation, on and after the Refinancing Date only, amounts payable as Make-Whole Amount and, prior to the Refinancing Date only, premium, if any), except as expressly provided in this Agreement or (in the case of the Owner Trustee) in the Trust Indenture.

          SECTION 7.  Lessee's Representations, Warranties and Indemnities. (a)
                      ----------------------------------------------------
In General. Without prejudice to the representations and warranties made by
----------
Lessee under the Original Participation Agreement, Lessee represents and warrants as follows:

                      (i) Lessee is a corporation duly organized and validly existing in good standing pursuant to the laws of the State of Delaware; is duly qualified to do business as a foreign corporation in each jurisdiction in which its operations or the nature of its business requires, except where the failure to be so qualified would not have a material adverse effect on Lessee or its business; is a Citizen of the United States and a U.S. Air Carrier; has its chief executive office (as such term is defined in Article 9 of the Uniform

                   [First Amended and Restated Participation Agreement (1989 I)]


         Commercial Code) in Elk Grove Township, Illinois; and has the corporate power and authority to conduct its business as it is presently being conducted, to hold under lease the Aircraft and to enter into and perform its obligations under the Lessee Documents;

                           (ii) the execution, delivery and performance by Lessee of the Lessee Documents have been duly authorized by all necessary corporate action on the part of Lessee, do not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of Lessee except such as have been duly obtained, and none of such Lessee Documents contravenes any law, judgment, government rule, regulation or order binding on Lessee or the certificate of incorporation or by-laws of Lessee or contravenes the provisions of, or constitutes a default under, or results in the creation of any Lien (other than Permitted Liens) upon the property of Lessee under any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its properties may be bound or affected;

                           (iii) neither the execution and delivery by Lessee of the Lessee Documents nor the performance by Lessee of its obligations thereunder require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any federal, state or foreign government authority or agency, except for (A) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by Lessee, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained, and are in full force and effect, (B) the registration of the Aircraft referred to in Section 4(a)(ix)(3) of the Original Participation Agreement and (C) any normal periodic and other reporting requirements under the applicable rules and regulations of the FAA to the extent required to be given or obtained only after the Delivery Date;

                           (iv) each of the Lessee Documents has been duly executed and delivered by Lessee and constitutes legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the terms thereof;

                           (v) there are no pending or threatened actions or proceedings before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material adverse effect on the financial condition of Lessee or the ability of Lessee to perform its obligations under the Lessee Documents;

                           (vi) except for (A) the registration of the Aircraft pursuant to the Federal Aviation Act, (B) the filing for recording pursuant to said Act of the Trust Agreement, the Lease with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Supplement attached thereto and made a part thereof, (C) the

                   [First Amended and Restated Participation Agreement (1989 I)]

         filing of financing statements (and continuation statements at periodic intervals) with respect to the security and other interests created by such documents under the Uniform Commercial Code of Illinois and such other states as may be specified in the opinions furnished pursuant to
         Section 4(a)(xi) of the Original Participation Agreement and (D) the taking of possession by the Indenture Trustee of the original counterparts of the Lease and the Lease Supplement covering the Aircraft, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction), is necessary or advisable in order to establish and perfect Lessor's interest in and the Indenture Trustee's security interest in the Aircraft as against Lessee and as against any third parties in any applicable jurisdictions in the United States;

                           (vii) there has not occurred any event which constitutes a Default or an Event of Default under the Lease which is presently continuing and there has not occurred any event which constitutes or would, with the passage of time or the giving of notice, or both, constitute an Event of Loss;

                           (viii)   [Intentionally omitted];

                           (ix) the Owner Trustee has received the U.S. Ownership Interest in the Aircraft free and clear of all Liens, except the rights created pursuant to the Japanese Lease, the Japanese Lease Assignment, the Primary Lessor Mortgage and the rights of Lessee under the Lease and Lease Supplement covering the Aircraft, the Lien of the Trust Indenture, the beneficial interest of the Owner Participant in the Aircraft, and the Liens permitted by clauses (ii) and (iii) (solely for taxes not yet due) of Section 6 of the Lease;

                           (x) none of the proceeds from the issuance of the Certificates or from the acquisition by the Owner Participant of its beneficial interest in the Trust Estate will be used directly or indirectly by Lessee to purchase or carry any "margin stock" as such term is defined in Regulation T or U of the Board of Governors of the Federal Reserve System;

                           (xi) neither Lessee nor anyone acting on behalf of Lessee has (A) directly or indirectly offered any interest in the Trust Estate for sale to, or solicited any offer to acquire any of the same from, anyone other than the Owner Participant, and not more than thirty-five (35) other institutions believed capable of evaluating and bearing the risks of investment in the transactions contemplated hereby, or (B) directly or indirectly offered any interest in the Trust Estate or any Certificate in a manner which would violate the Securities Act of 1933, as amended, the rules and regulations thereunder, administrative and judicial interpretation thereof or the securities laws, rules or regulations of any state; or (C) directly or indirectly offered any interest as Primary

                   [First Amended and Restated Participation Agreement (1989 I)]


         Lessor in the Japanese Lease to any entity other than entities organized under the laws of Japan and located in places other than the United States;

                           (xii) Lessee is not and shall not be in material default in the performance of any term or condition of the Purchase Agreement;

                           (xiii) no governmental approval of any kind is required of the Owner Participant, any Certificate Holder, the Owner Trustee or the Indenture Trustee for their respective execution of or performance under this Agreement, the Pass Through Documents (on and after the Refinancing Date only) or any agreement contemplated hereby solely by reason of any fact or circumstance peculiar to: (a) Lessee,
         (b) the nature of the Aircraft, or (c) Lessee's proposed operations or use of the Aircraft;

                           (xiv) all sales or use taxes then due and for which Lessee is responsible pursuant to Section 7(b)(i) hereof have been paid, other than such taxes which are being contested by Lessee in good faith and by appropriate proceedings (and for which Lessee has established adequate reserves) so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft or any interest therein;

                           (xv) Lessee is solvent and will not be rendered insolvent by the consummation of the transactions contemplated herein; after such consummation the capital of Lessee will not be unreasonably small for the conduct of the business in which Lessee is engaged or is about to engage; Lessee has no intention or belief that it is about to incur debts beyond its ability to pay as they mature; and Lessee's participation in such transactions is made without any intent to hinder, delay or defraud either present or future creditors of Lessee;

                           (xvi) The Aircraft has been duly certified by the FAA as to type and airworthiness and such certification remains in full force and effect;

                           (xvii) Owner Trustee, as lessor under the Lease, and the Indenture Trustee, as assignee of the Owner Trustee's rights under the Lease pursuant to the Trust Indenture, are entitled to the benefits of Section 1110 of the United States Bankruptcy Code with respect to the Aircraft;

                           (xviii) neither Lessee nor any subsidiary of Lessee is an "investment company" or a company "controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended;

                           (xix) each of Lessee and each "related person" as described in Section 414(b) or (c) of the Code has fulfilled its respective obligations under the

                   [First Amended and Restated Participation Agreement (1989 I)]

         minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the Pension Benefit Guaranty Corporation (other than for the payment of annual premiums), or any unsatisfied complete or partial withdrawal liability with respect to any Multiemployer Plan;

                           (xx) upon delivery on the Delivery Date, the Aircraft will be in a condition as good as the condition it was in when delivered by the Manufacturer to Lessee (ordinary wear and tear excepted), the Aircraft will be fully equipped to operate in commercial service and the Aircraft will comply with all governmental requirements governing such service; and

                           (xxi) none of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the issuance of the Certificates) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

                  (b) General Tax Indemnity. (i) Indemnity. Except as provided
                      ---------------------      ---------
in Section 7(b)(ii) hereof, Lessee agrees that each payment of Rent paid by Lessee pursuant to the Lease, and any other payment or indemnity paid by Lessee to a Tax Indemnitee under any Operative Document, shall be free of all withholdings or deductions with respect to Taxes of any nature (other than U.S. federal, state or local withholding taxes on, based on or measured by gross or net income), and in the event that Lessee shall be required by applicable law to make any such withholding or deduction for any such payment (x) Lessee shall make all such withholdings or deductions, (y) the amount payable by Lessee shall be increased so that after making all required withholdings or deductions such Tax Indemnitee receives the same amount that it would have received had no such withholdings or deductions been made, and (z) Lessee shall pay the full amount withheld or deducted to the relevant Taxing Authority in accordance with applicable law. Lessee further agrees that, in the event it is required to withhold from any payment of Basic Rent, Stipulated Loss Value or Termination Value (and amounts determined by reference to either), and amounts payable upon exercise of Lessee's purchase option pursuant to Section 9 of the Lease, any Tax imposed upon Owner Participant or Owner Trustee (including any withholding Tax based on income or receipts of Owner Participant or Owner Trustee) and such Tax is excluded from indemnification pursuant to Section 7(b)(ii), Lessee shall pay such additional amount, if any, required so that the total amount paid by Lessee (after making all required withholdings) is equal to (assuming timely payment of the Certificates prior to the relevant Payment Date) the aggregate principal amount of scheduled installments due on the Certificates outstanding on the relevant Payment Date, together with accrued and unpaid interest,

                   [First Amended and Restated Participation Agreement (1989 I)]


due on the Certificates; Owner Participant or Owner Trustee, as the case may be, shall reimburse Lessee for any such additional amounts within two Business Days after demand therefor. Except as provided in Section 7(b)(ii) hereof, Lessee shall pay, protect, save and on written demand shall indemnify and hold harmless each Tax Indemnitee from and against (x) any and all Taxes howsoever asserted or imposed by any Taxing Authority against any Tax Indemnitee, Lessee or against any party to the Relevant Documents, all or any part of the Aircraft, the Airframe, the Engines, the Parts or any part thereof or otherwise upon or in connection with, relating to, or measured by (A) the construction, assembly, improvement, location, conditioning, installation, financing, refinancing, purchase, acquisition, acceptance, rejection, delivery, transport, ownership, registration, reregistration, possession, repossession, operation, use, maintenance, repair, sale, return, abandonment, storage, redelivery, leasing, subleasing, alteration, modification, rebuilding of, transfer of title to, transfer of registration of, exportation or disposition of, or the imposition of any Lien (or the incurrence of any liability to refund or pay over any amount as the result of any Lien) on or in respect of, the Aircraft, the Airframe, the Engines, the Parts or any part thereof, (B) the rentals, income, proceeds, receipts or earnings from the Aircraft, the Airframe, the Engines, the Parts or any part thereof, (C) any amount paid or payable pursuant to any Operative Documents, Pass Through Documents or any document related thereto, (D) the Aircraft, the Airframe, the Engines, the Parts or any part thereof, (E) any or all of the Operative Documents, Pass Through Documents or any other documents contemplated hereby or thereby and amendments and supplements hereto and thereto which have been approved by Lessee or the execution, delivery or performance of any thereof or the issuance, acquisition, holding or subsequent transfer thereof, (F) otherwise with respect to or in connection with any of the transactions contemplated by the Operative Documents or the Pass Through Documents, or (G) any change in the Owner Trustee or the situs of the Trust Estate made pursuant to Section 8(b) or 14 hereof; and (y) any reasonable out-of-pocket costs and expenses fairly attributed to any of the foregoing incurred by any Indemnitee. For purposes of this Section 7(b) the term "Tax Indemnitee" shall include each Certificate Holder until, but not including, the day following the Refinancing Date.

                 (ii)  Exclusions from General Tax Indemnity.  The provisions of
                       -------------------------------------
        Section 7(b)(i) shall not apply:

                       (1) in the case of a Tax Indemnitee which is the Owner
                 Participant, Owner Trustee, the Trust Estate or a successor, assign, or Affiliate of any thereof, to any Income Tax (as defined in Section 7(b)(xii) hereof other than an Income Tax which is a withholding tax imposed on payments (whether actual or offset) under the Relevant Documents) imposed by (A) the United States Federal government, (B) any state or local taxing jurisdictions or authorities in the United States; or (C) any foreign government or any political subdivision or taxing authority thereof or any territory or possession of the United States or by any international authority; provided, however, that clauses (B) and (C) shall not

                   [First Amended and Restated Participation Agreement (1989 I)]


                 apply to any Income Tax imposed by any such jurisdiction solely as a result of the registration, operation, location or use to or in such jurisdiction of the Aircraft, Airframe, Engines, the Parts or any part thereof or by reason of the activities in such jurisdiction of the Lessee or any Lessee Person (as defined in Section 7(b)(xiii)) (but only to the extent attributable to the Aircraft, Airframe, Engines, the Parts or any part thereof or activities in such jurisdiction of the Lessee or any sublessee);

                                (2) in the case of an Indemnitee which is a
                  Certificate Holder or any successor, assign, or Affiliate thereof, to Income Taxes relating to any payments of principal, interest or premium, if any, on the Certificates imposed by any government or taxing authority;

                                (3) to any Tax imposed on a Tax Indemnitee which
                  is the Owner Participant, Owner Trustee, or the Trust Estate, or any successor, assign or Affiliate of any thereof, as a result of a voluntary transfer or disposition by such Tax Indemnitee including, without limitation, the revocation of the Trust Agreement or an involuntary transfer or disposition of all or any portion of its respective equitable or legal ownership interest in the Aircraft, the Airframe, the Engines, the Parts or any part thereof, the Trust Estate or the Operative Documents, unless any such transfer or disposition shall occur, (A) during a period when an Event of Default has occurred and is continuing under the Lease at the time of transfer or disposition and such transfer or disposition is a direct result of such Event of Default, or (B) in connection with the termination of the Lease or action or direction of the Lessee pursuant to Sections 7, 8, 9, 10 or 19 thereof;

                                (4) to any Tax imposed on a Tax Indemnitee which
                  is a Certificate Holder, the Indenture Trustee or the Trust Indenture Estate or any successor, assign or Affiliate of any thereof, as a result of a voluntary or involuntary transfer or other disposition of all or any portion of its respective equitable or legal interests in the Trust Indenture, the Operative Documents or the Pass Through Documents unless, in each case, such transfer or disposition shall occur (A) pursuant to the exercise of remedies under Section 15 of the Lease, or (B) in connection with the termination of the Lease or action or direction of the Lessee pursuant to Sections 7, 8, 9, 10 or 19 thereof;

                                (5) to any Tax imposed on the Owner Participant,
                  Trust Estate or Owner Trustee which results from the willful misconduct or gross negligence of (x) the Owner Participant to the extent imposed on the Owner Participant, Trust Estate or Owner Trustee, or (y) the Owner Trustee to the extent imposed on the Owner Trustee;

                   [First Amended and Restated Participation Agreement (1989 I)]



                                (6) to any Tax imposed on a Tax Indemnitee which
                  is a Certificate Holder, the Indenture Trustee or the Trust Indenture Estate which results from the willful misconduct or gross negligence of a Certificate Holder or the Indenture Trustee;

                                (7) to any Tax based on or measured by any fees
                  received by the Owner Trustee, Indenture Trustee or Pass Through Trustee in connection with any transaction contemplated by the Operative Documents or Pass Through Documents;

                                (8) so long as no Event of Default or event
                  which, with the passage of time or the giving of notice or both, would become an Event of Default, shall be continuing, to any Tax imposed with respect to (A) the portion of any period after the expiration of the Term, (B) the earlier discharge in full of Lessee's obligation to pay the Stipulated Loss Value or the Termination Value and all other amounts due under the Lease or (C) placement in storage of the Aircraft pursuant to Section 5(d)of the Lease; provided, however, that this Section 7(b)(ii)(8) shall not apply to any Tax (x) relating to events occurring or matters arising upon or prior to such expiration, discharge, storage or parking, or (y) imposed on or with respect to any payments of Tax indemnified hereunder which are due after such expiration, discharge, storage or parking until after such payments have been made;

                                (9) in the case of a Tax Indemnitee which is a
                  Certificate Holder, the Trust Indenture Estate or Pass Through Trustee or any successor, assign or Affiliate thereof, to Taxes in the nature of an intangible or similar tax upon or with respect to the value of the interest of any Certificate Holder, the Trust Indenture Estate or in any of the Certificates imposed by any government or taxing authority;

                                (10) to any Tax imposed on or with respect to a
                  transferee (or subsequent transferee) of an original Tax Indemnitee to the extent such Tax would not have been required to be withheld or imposed on or with respect to such original Tax Indemnitee; provided, that the exception in this Section 7(b)(ii)(10) shall not apply to any transferee (or subsequent transferee) where such transfer shall have occurred at any time pursuant to the exercise of remedies under Section 15 of the Lease while an Event of Default has occurred and is continuing under the Lease at the time of transfer or disposition;

                   [First Amended and Restated Participation Agreement (1989 I)]


                                (11) to any Tax imposed on the Owner Trustee or Owner Participant resulting from, or which would not have occurred but for, a Lessor Lien (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens);

                                (12)  to any Tax which Lessee or a Tax
                  Indemnitee is contesting in good faith under the provisions of
                  Section 7(b)(iv) until the conclusion of such contest;

                                (13)  to any Tax which has been included in
                  Lessor's Cost;

                                (14)  to any Tax imposed by any jurisdiction
                  which (A) is imposed on a Tax Indemnitee for activities in such jurisdiction unrelated to the transactions contemplated by the Operative Documents and Pass Through Documents, or (B) is imposed on, based on or measured by transactions of a Tax Indemnitee unrelated to the transactions contemplated by the Operative Documents and Pass Through Documents; and

                                (15) to any Tax for which Lessee is obligated to pay the Owner Participant under the Tax Indemnity Agreement.

                  The provisions of this Section 7(b)(ii) shall not apply to any Tax imposed in respect of the receipt or accrual of any indemnity payment made by Lessee pursuant to this Section 7(b) or Section 7(c) hereof; provided, however, that this clause shall not result in any duplication of any amounts of any gross-up payable under Section 7(b)(iii) or Section 7(c) hereof.

                           (iii) Calculation of General Tax Indemnity Payments.
                                 ---------------------------------------------
         Any payment which Lessee shall be required to make to or for the account of any Tax Indemnitee with respect to any Tax which is subject to indemnification under this Section 7(b) shall be in an amount which, after reduction by the amount of all Taxes required to be paid in respect of the receipt or accrual of such amount and after consideration of any current savings of such Tax Indemnitee resulting by way of any deduction, credit or other tax benefit attributable to such indemnified Tax that actually reduces any taxes for which Lessee is not actually required to indemnify such Tax Indemnitee pursuant to
         Section 7(b) hereof or the Tax Indemnity Agreement, shall be equal to the payment otherwise required hereunder.

               If, by reason of any Tax payment made to or for the account of a Tax Indemnitee by Lessee pursuant to this Section 7(b), such Tax Indemnitee subsequently realizes a tax deduction or credit (including foreign tax credit and any reduction in Taxes) not

                   [First Amended and Restated Participation Agreement (1989 I)]


         previously taken into account in computing such payment, such Tax Indemnitee shall promptly pay to Lessee, provided an Event of Default shall not have occurred and be continuing, an amount equal to the sum of (I) the actual reduction in Taxes, if any, realized by such Tax Indemnitee which is attributable to such deduction or credit and (II) the actual reduction in Taxes realized by such Tax Indemnitee as a result of any payment made by such Tax Indemnitee pursuant to this sentence; provided, however, that such Tax Indemnitee shall not be
                   --------  -------
         obligated to make any payment pursuant to this Section 7(b) to the extent that the amount of such payment pursuant to (I) above would exceed (x) the amount of all prior payments made by Lessee pursuant to this Section 7(b) net of any amount paid in respect of Taxes required to be paid by such Tax Indemnitee in respect of the receipt or accrual of such amounts received by such Tax Indemnitee from Lessee, less (y) the portion of all prior payments computed pursuant to (I) above by such Tax Indemnitee to the Lessee hereunder.

               For purposes of this Section 7(b)(iii) items of foreign Tax of any Tax Indemnitee shall be deemed to be utilized by such Indemnitee as credits or deductions for any taxable year in accordance with the following priorities:

                           First, all available foreign Taxes, other than those
                  arising out of a leveraged lease transaction, for which such Tax Indemnitee was not indemnified or held harmless by anyone; and

                           Second, all remaining available foreign Taxes (other
                  than those in third below) on a pari passu basis; and
                                                  ---- -----

                           Third, any remaining foreign Taxes arising from any
                  transaction entered into prior to the date hereof in which there is an express agreement that such Taxes shall be utilized after such Taxes described above.

         Once the foreign Tax for which such Tax Indemnitee was indemnified by Lessee is deemed to be utilized pursuant to the ordering rules contained in this paragraph, it shall not subsequently be recharacterized as not having been utilized as a result of a foreign tax liability arising in a subsequent year.

                  Any Taxes that are imposed on any Tax Indemnitee as a result of the disallowance or reduction of any tax benefit referred to in this subsection as to which such Tax Indemnitee has made in full the payment to Lessee required hereby (or as to which such Tax Indemnitee would have made its payment but for Section 7(b)(vii) hereof) or which tax benefit was otherwise taken into account in computing Lessee's indemnity obligation pursuant to this Section 7(b), in a taxable year subsequent to the utilization by such Tax Indemnitee (including the expiration of any tax credit carryovers or carrybacks of such

                   [First Amended and Restated Participation Agreement (1989 I)]

         Tax Indemnitee that would not otherwise have expired) shall be treated as a Tax for which Lessee is obligated to indemnify such Tax Indemnitee pursuant to the provisions of this Section 7(b) without regard to the exclusions in Section 7(b)(ii) or conditions in Section 7(b)(iv).

                    (iv)  General Tax Indemnity -- Contests. If a written claim
                          ---------------------------------
         shall be made against any Tax Indemnitee for any Tax for which Lessee is obligated pursuant to this Section 7(b), such Tax Indemnitee shall notify Lessee in writing promptly after receipt thereof (as well as the name of independent tax counsel for purposes of this Section 7(b)(iv)) and shall provide Lessee such information regarding such claim as Lessee may reasonably request, but the failure to give such notice or to provide such information shall not diminish Lessee's obligation hereunder unless such failure materially and adversely affects Lessee's ability to (A) require such Tax Indemnitee to contest the Tax or (B) contest the Tax itself.

               If a written claim shall be made for any Tax, other than an Income Tax, for which Lessee is obligated pursuant to this Section 7(b), and under applicable law of the Taxing Authority Lessee is allowed to directly contest such Tax in its own name, then the Lessee shall be permitted, at its expense at no after-tax cost to the Tax Indemnitee and in its own name, to contest the imposition of such Tax.

               If requested by Lessee in writing (A) within 30 days of Lessee's receipt of notice from a Tax Indemnitee under the first paragraph of this Section 7(b)(iv) and (B) with respect to a Tax not described in the previous paragraph, such Tax Indemnitee shall in good faith at Lessee's expense at no after-tax cost to the Tax Indemnitee contest the imposition of any such Tax. After consulting with Lessee and Lessee's counsel concerning the forum in which the adjustment is most likely to be favorably resolved, such Tax Indemnitee shall, in its sole discretion, select the forum for such contest and determine whether any such contest shall be by (A) resisting payment of such Tax, (B) paying such Tax under protest or (C) paying such Tax and seeking a refund or other repayment thereof.

               In no event shall such Tax Indemnitee be requested to contest the imposition of any Tax for which Lessee is liable under this Section 7(b), or in the case of clauses (II) and (VI), shall the Lessee be permitted to contest such Tax unless (I) in Lessee's request to the Tax Indemnitee to contest such Tax, Lessee shall have agreed to pay such Tax Indemnitee on demand and on an after-tax basis all reasonable costs and expenses that such Tax Indemnitee actually incurs in connection with contesting such claim (including, without limitation, all costs, expenses, losses, reasonable legal and accounting fees, disbursements, penalties, interest and additions to tax), (II) such action to be taken will not result in the risk of an imposition of criminal penalties or the material risk of any sale,

                   [First Amended and Restated Participation Agreement (1989 I)]

         forfeiture or loss of the Aircraft, or the creation of any Lien other than Liens for Taxes of Lessee (x) either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve the risk of an imposition of criminal penalties or the material risk of any sale, forfeiture or loss of the Aircraft and (y) for the payment of which such reserves, if any, as are required to be provided under generally accepted accounting principles have been provided by Lessee and, to the extent permitted by law payment may be withheld during the pendency of such contest, (III) if such contest shall be conducted in a manner requiring the payment of the claim, Lessee shall have paid the amount required directly to the appropriate authority or made an advance of the amount thereof to such Tax Indemnitee on an interest-free basis and agreed to indemnify the Tax Indemnitee against any additional net after-tax cost to such Tax Indemnitee with respect to such advance or the interest-free nature thereof, (IV) independent tax counsel selected by such Tax Indemnitee and reasonably satisfactory to the Lessee shall furnish an opinion, prepared at the Lessee's expense, to the effect that there is a reasonable basis to contest such claim, (V) prior to the commencement of an administrative appeal Lessee shall have delivered to such Tax Indemnitee a written acknowledgment of Lessee's obligation to indemnify fully such Tax Indemnitee to the extent that the contest is not successful; provided, however, that Lessee will not be bound by its acknowledgment of liability if and to the extent that the contest results in a determination which clearly demonstrates that Lessee is not otherwise liable under this Section 7(b) with respect to such Tax,
         (VI) if an Event of Default shall have occurred and be continuing, the Lessee shall have, at the option of the Tax Indemnitee, either (i) provided security for its obligations hereunder reasonably satisfactory to the Tax Indemnitee by placing in escrow sufficient funds to cover any such contested Tax or (ii) paid such Tax.

               If any Tax Indemnitee shall obtain a refund of all or any part of any Tax paid by Lessee such Tax Indemnitee shall pay Lessee, but not before Lessee shall have made all payments theretofore due to such Indemnitee pursuant to this Section 7(b) and any other payments theretofore due under any of the Operative Documents, an amount equal to the sum of (I) the amount of such refund, including interest received attributable thereto, net of taxes required to be paid by such Tax Indemnitee as a result of any refund or interest received and (II) any tax benefit realized by such Tax Indemnitee as a result of any payment by such Tax Indemnitee made pursuant to this sentence.

               Nothing contained in this Section 7(b)(iv) shall require any Tax Indemnitee to contest, or permit Lessee to contest, a claim with respect to the imposition of any Tax if such Tax Indemnitee shall waive its right to indemnification under this Section 7 with respect to such claim.

                    (v) General Tax Indemnity -- Reports. Lessee will provide
                        --------------------------------
         such information as may be reasonably requested by a Tax Indemnitee or required to enable a

                   [First Amended and Restated Participation Agreement (1989 I)]

         Tax Indemnitee to fulfill its tax filing and audit requirements with respect to the transactions contemplated by the Operative Documents. In the event any return, statement or report is required to be made or filed with respect to any Tax imposed on or indemnified against by Lessee under this Section 7(b) (other than with respect to Income Taxes), Lessee shall notify the Tax Indemnitee of such requirement and
         (i) to the extent permitted by law or required by law, Lessee shall make and file in its own name, and pay the tax shown due on such return, statement or report in such manner as will show the ownership of the Aircraft in the Owner Trustee and furnish the Tax Indemnitee with a copy of such return, statement or report; provided, however, that Lessee shall have no obligation under this clause (i) to the extent such Tax Indemnitee after receipt of Lessee's written request shall have failed to furnish Lessee with such information as is peculiarly within such Tax Indemnitee's control and is necessary to file such returns, statements or reports, (ii) in the case of a return, statement or report required to be in the name of or filed by such Tax Indemnitee, Lessee shall prepare and furnish such return, statement or report for filing by such Tax Indemnitee in such manner as shall be reasonably satisfactory to such Tax Indemnitee and send the same to such Tax Indemnitee for filing no later than 20 Business Days prior to the due date; provided, however, that Lessee shall have no obligation under this clause (ii) to the extent such Tax Indemnitee after receipt of Lessee's written request specifying that information is required to be provided pursuant to Section 7(b)(v) of this Agreement, shall have failed to furnish Lessee with such information as is peculiarly within such Tax Indemnitee's control and is necessary to prepare such return, statement or report, and (iii) in the case of a return, statement or report required to reflect items in addition to Taxes imposed on or indemnified against by the Lessee under this Section 7(b), Lessee shall, upon the written request of such Tax Indemnitee, provide such Tax Indemnitee with such information as is within Lessee's reasonable control. Lessee shall hold each Tax Indemnitee harmless from and against any liabilities, including, but not limited to penalties, additions to tax, fines and interest, arising out of any insufficiency or inaccuracy in any such return, statement, report or information if such insufficiency or inaccuracy is attributable to Lessee.

                    (vi)  General Tax Indemnity -- Payment. Except as provided
                          --------------------------------
         in Section 7(b)(iv) hereof, Lessee shall pay any Tax directly to the appropriate taxing authority if legally permissible and upon demand of a Tax Indemnitee shall pay such Tax and any other amounts due hereunder to such Tax Indemnitee within 20 Business Days of such demand, but in no event shall any such payments be made more than 10 Business Days prior to the date the Tax to which any such payment hereunder relates is due (unless Lessee has not received such demand at least 15 Business Days prior to such date in which case within five Business Days after receipt of such demand), in immediately available funds. Any such demand for payment from a Tax Indemnitee shall specify in reasonable detail, the payment and the facts upon which the right to payment is based. Each Tax Indemnitee shall promptly forward to Lessee any notice, bill or advice received

                   [First Amended and Restated Participation Agreement (1989 I)]

         by it concerning any Tax indemnified against hereunder. As soon as practicable after each payment by Lessee of any Tax indemnified against hereunder, Lessee shall furnish the appropriate Tax Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment of such Tax as is acceptable to such Tax Indemnitee. Lessee shall also furnish promptly upon request such data as any Tax Indemnitee may reasonably require to enable such Tax Indemnitee to comply with the requirements of any taxing jurisdiction.

                    (vii)  Application of Payments During Existence of Event of
                           ----------------------------------------------------
         Default or Default. Any amount payable to Lessee pursuant to the terms
         ------------------
         of this Section 7(b) shall not be paid to or retained by Lessee if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing under the Lease. At such time as there shall not be continuing any such Default or Event of Default, such amount shall be paid to the Lessee to the extent not previously applied against Lessee's obligations hereunder as and when due after the Owner Trustee shall have declared the Lease in default pursuant to
         Section 15 thereof.

                    (viii)  Reimbursements by Indemnitees Generally. If, for any
                            ---------------------------------------
         reason, Lessee is required to make any payment with respect to any Taxes imposed on any Indemnitee in respect of the transactions contemplated by the Operative Documents or on the Aircraft, the Airframe, the Engines, the Parts or any part thereof, which Taxes are not the responsibility of Lessee under this Section 7(b), then such Tax Indemnitee shall pay to Lessee an amount which equals the amount paid by Lessee with respect to such Taxes plus interest thereon computed at an annual interest rate equal to the Base Rate plus one percent.

                    (ix)  Forms, etc. Each Tax Indemnitee agrees to furnish to
                          ----------
         Lessee from time to time and not inconsistent with its filing position, at the Lessee's written request and expense, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding tax imposed by any taxing authority in respect of any payments otherwise required to be made by Lessee pursuant to the Operative Documents and Pass Through Documents, which reduction or exemption may be available to such Tax Indemnitee.

                    (x)  Non-Parties. If a Tax Indemnitee is not a party to this
                         -----------
         Agreement, Lessee may require the Tax Indemnitee to agree to the terms of this Section 7(b) prior to making any payment to such Tax Indemnitee under this Section 7(b).

                    (xi) Owner Participant. For the purposes of this Section
                         -----------------
         7(b), the term "Owner Participant" shall mean and include BancBoston United Leasing, LLC (and its permitted successors and assigns), and where appropriate the affiliated group of

                   [First Amended and Restated Participation Agreement (1989 I)]

         corporations (and each member thereof) making a consolidated or combined return of which BancBoston United Leasing, LLC (and its permitted successors and assigns), is a member.


                    (xii) Income Tax. For purposes of this Section 7, the term
                          ----------
         "Income Tax" means any Tax based on or measured by or with respect to gross or net income (including, without limitation, capital gains taxes, minimum taxes, income taxes collected by withholding and taxes on tax preference items) or receipts and Taxes which are capital, doing business, franchise, excess profits, net worth taxes or Taxes in the nature of an Income Tax or such Income Taxes or any of them (excluding in each case sales, use, rental, services, license, ad valorem, value-added, property, property transfer, air carrier, transportation, registration, or aircraft registration Taxes or Taxes in the nature of such Taxes or any of them) and interest, additions to tax, penalties, or other charges in respect thereof.

                    (xviii) Lessee Person. For purposes of this Section 7(b),
                            -------------
         the term "Lessee Person" shall mean Lessee, any sublessee of the Aircraft, or any Affiliate, transferee, agent, sublessee, employee, successor or assignee of any of the foregoing, or any party to the Relevant Documents or any user of the Aircraft or any person in possession of the Aircraft with or without color of right (including any trustee, receiver, liquidator, debtor in possession or Affiliate of any of the foregoing). The term "Lessee Person" shall not include the Lessor or any person claiming from or through it (other than the Lessee or any person claiming from or through the Lessee).



               (c)  General Indemnity. Lessee hereby agrees to indemnify each
                    -----------------
Indemnitee against, and agrees to protect, save and keep harmless each of them from (whether or not the transactions contemplated herein or in any of the other Operative Documents or, on and after the Refinancing Date only, the Pass Through Documents are consummated), any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, out-of-pocket costs, expenses and disbursements (including without limitation reasonable legal fees and expenses and Transaction Expenses to the extent not required to be paid by Lessor pursuant to Section 16 hereof and all costs and expenses relating to amendments, supplements, waivers and consents to and under the Operative Documents, but excluding internal costs and expenses such as salaries and overhead), of whatsoever kind and nature (collectively called "Expenses") imposed on, incurred by or asserted against any Indemnitee or any directors, officers, employees, servants or agents thereof, in any way relating to or arising out of or which would not have occurred but for (A) the Operative Documents, and, on and after the Refinancing Date only, each Pass Through Document (and any amendments thereto), including without limitation any breach by Lessee of any of its covenants contained therein, or any sublease or the enforcement of any of the terms

                  [First Amended and Restated Participation Agreement (1989 I)]


thereof, (B) the manufacture, purchase, acceptance or rejection of the Airframe or any Engine, (C) the ownership, delivery, nondelivery, lease, sublease, possession, use, operation, maintenance, condition, sale, return or other disposition of, or any modification or alteration to, the Aircraft including, without limitation, latent or other defects, whether or not discoverable, strict tort liability and any loss or damage to any property or the environment, death or injury to any person and any claim for patent, trademark or copyright infringement, (D) the offer, sale, holding, transfer or delivery of any Certificates or the Pass Through Certificates (on and after the Refinancing Date only), or any other certificates issued pursuant to Sections 17, 18 or 20 hereof or otherwise with Lessee's consent whether before, on or after the Delivery Date (the indemnity in this clause (D) to extend also to any person who controls an Indemnitee, its successors, assigns, employees, servants and agents within the meaning of Section 15 of the Securities Act of 1933, as amended), (E) the offer or sale of any interest in the Lessor Aircraft Assets or the Trust Estate or any similar interest on or prior to the Delivery Date, or (F) the offer or sale of any interest in the Japanese Lease or any similar interest on or prior to the Delivery Date; provided, that the foregoing indemnity shall not extend to any Expense resulting from or arising out of or which would not have occurred but for one or more of the following: (1) any representation or warranty by such Indemnitee in the Operative Documents or, on and after the Refinancing Date only, in any Pass Through Document being incorrect, or (2) the failure by such Indemnitee to perform or observe any agreement, covenant or condition in any of the Operative Documents or, on and after the Refinancing Date only, in any Pass Through Document including, without limitation, the creation or existence of a Lessor Lien (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens), or (3) the willful misconduct or the gross negligence of such Indemnitee (other than gross negligence imputed to such Indemnitee solely by reason of its interest in the Aircraft), or (4) a disposition (voluntary or involuntary) by Lessor of all or any part of its interest in the Airframe or any Engine (other than as contemplated by the Lease or the Trust Indenture), a disposition (voluntary or involuntary) by such Indemnitee of all or any part of such Indemnitee's interest in the Airframe, any Engine or in the Operative Documents other than during the continuance of an Event of Default under the Lease, or (5) except as provided in the two immediately following paragraphs of this Section 7(c), any Tax (as defined in Section 7(b) hereof) whether or not Lessee is required to indemnify for such Tax pursuant to Section 7(b) hereof (it being understood that Section 7(b) hereof, the two immediately following paragraphs of this Section 7(c) and the Tax Indemnity Agreement exclusively provide for Lessee's liability with respect to Taxes), or (6) the offer or sale by Lessor after the Delivery Date of any interest in the Trust Estate or any similar interest, unless such offer or sale shall occur, but only to the extent that Lessor has not received payment in full of the Termination Value, Stipulated Loss Value and all other amounts then owed to Lessor under the Operative Documents, (A) during a period when an Event of Default has occurred and is continuing under the Lease at the time of such offer or sale; provided, however, that in regard to an Event of Default described in
Section 14(a) of the Lease not before the earlier of (x) notice to Lessee of such Event of Default, or (y) the written declaration of Default under Section 15 of the Lease, or (B) in connection with the termination of the Lease or action or

                   [First Amended and Restated Participation Agreement (1989 I)]


direction of the Lessee pursuant to Sections 8, 9 or 10 thereof, or (7) in the case of the Indenture Trustee, in its individual capacity, and the successors and assigns thereof, a failure on the part of the Indenture Trustee to distribute in accordance with the Trust Indenture any amounts received and distributable by it thereunder or, in the case of a Certificate Holder, a failure on the part of the Indenture Trustee to distribute in accordance with the Trust Indenture any amounts received and distributable by it thereunder to such Certificate Holder or, on and after the Refinancing Date only, a failure on the part of any Pass Through Trustee to distribute in accordance with the applicable Pass Through Trust Agreement any amounts received and distributable by such Pass Through Trustee under such Pass Through Trust Agreement, or (8) so long as no Default or Event of Default shall have occurred and be continuing, the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any of the Operative Documents or any Pass Through Document (on and after the Refinancing Date only) which amendments, supplements, waivers or consents (a) do not require or receive the approval of Lessee pursuant to the terms of the Operative Documents or any Pass Through Document and (b) are not required pursuant to the terms of the Operative Documents or, on and after the Refinancing Date only, any Pass Through Document, or (9) any loss of tax benefits or increase in tax liability under any tax law whether or not Lessee is required to indemnify therefor pursuant to this Agreement or the Tax Indemnity Agreement (it being understood that Section 7(b) hereof, the two immediately following paragraphs of this Section 7(c) and the Tax Indemnity Agreement exclusively provide for Lessee's liability with respect to Taxes), or (10) except to the extent fairly attributable to acts or events occurring prior thereto, acts or events which occur after the earlier of: (I) the return of possession of the Airframe or any Engine or any Part to Lessor or its designee pursuant to the terms of the Lease (other than pursuant to Section 15 thereof, in which case Lessee's liability under this Section 7(c) shall survive for so long as Lessor shall be entitled to exercise remedies under such
Section 15), (II) the termination of the Term in accordance with Section 9 of the Lease, (III) the 30th day beyond the end of the Term if Lessor shall have furnished the notice referred to in Section 10(d) of the Lease and Lessee shall have failed to return possession to Lessor on such day or (IV) the payment by Lessee of all amounts required to be paid under the Lease following an Event of Loss with respect to the Aircraft, or (11) any other Expense which any Person has expressly agreed to bear pursuant to any of the Operative Documents.

          Lessee further agrees that any payment or indemnity pursuant to this
Section 7(c) in respect of any "Expenses" shall be in an amount which, after deduction of all Taxes required to be paid by an Indemnitee with respect to such amount under the laws of any federal, state or local government or taxing authority in the United States, or under the laws of any taxing authority or governmental subdivision of a foreign country, or any territory or possession of the United States or any international authority, shall be equal to the excess, if any, of (A) the amount of such Expense over (B) the current net reduction in Taxes required to be paid by such Indemnitee resulting from the accrual or payment of such Expense.

                   [First Amended and Restated Participation Agreement (1989 I)]


                  If, by reason of any Expense payment made to or for the account of an Indemnitee by Lessee pursuant to this Section 7(c), such Indemnitee subsequently realizes a tax deduction or credit (including foreign tax credit and any reduction in Taxes) not previously taken into account in computing such payment, such Indemnitee shall promptly pay to Lessee, but only if Lessee shall have made all payments then due and owing to such Indemnitee under the Operative Documents, an amount equal to the sum of (I) the actual reduction in Taxes, if any, realized by such Indemnitee which is attributable to such deduction or credit and (II) the actual reduction in Taxes realized by such Indemnitee as a result of any payment made by such Indemnitee pursuant to this sentence; provided, however, that such Indemnitee shall not be obligated to make any payment pursuant to this Section 7(c) to the extent that the amount calculated pursuant to (I) above would exceed (x) the amount of all prior Expense payments net of any amount paid in respect of Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such amounts received by such Indemnitee from Lessee pursuant to this Section 7(c), less (y) the portion of all prior payments computed pursuant to (I) above by such Indemnitee to Lessee hereunder. Any subsequent loss, disallowance or reduction of any tax benefit for which an Indemnitee has made a payment to Lessee under this paragraph (or which was otherwise taken into account in computing Lessee's indemnity obligation) shall be treated as a Tax for which Lessee is obligated to indemnify such Indemnitee pursuant to Section 7(b) without regard to Sections 7(b)(ii) or 7(b)(iv).

                  Nothing in this Section 7(c) shall be construed as a guaranty by Lessee of payments due pursuant to the Certificates or the Pass Through Certificates (on and after the Refinancing Date only) or of the residual value of the Aircraft.

                  If a claim is made against an Indemnitee involving one or more Expenses and such Indemnitee has notice thereof, such Indemnitee shall promptly, upon receiving such notice, give notice of such claim to Lessee; provided that the failure to provide such notice shall not release Lessee from any of its obligations to indemnify hereunder, and no payment by Lessee to an Indemnitee pursuant to this Section 7(c) shall be deemed to constitute a waiver or release of any right or remedy which the Lessee may have against such Indemnitee for any actual damages as a result of the failure by such Indemnitee to give Lessee such notice. Lessee shall be entitled, at its sole cost and expense, and without cost, on an after-tax basis, to Lessor, acting through counsel reasonably acceptable to the respective Indemnitee, (A) in any judicial or administrative proceeding that involves solely a claim for one or more Expenses, to assume responsibility for and control thereof, (B) in any judicial or administrative proceeding involving a claim for one or more Expenses and other claims related or unrelated to the transactions contemplated by the Operative Documents, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use its best efforts to obtain such severance), and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee and to be allowed, at Lessee's sole expense, to participate therein. Notwithstanding any of the

                   [First Amended and Restated Participation Agreement (1989 I)]


foregoing to the contrary, Lessee shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings if any Default or Event of Default shall have occurred and be continuing or if such proceedings will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Aircraft or the Trust Indenture Estate or any part thereof or any risk of criminal liability or material risk of civil liability to any Indemnitee unless Lessee shall have posted a bond or other security satisfactory to the relevant Indemnitee in respect to such risk. The Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by Lessee pursuant to the preceding provisions.

                  The Indemnitee shall supply Lessee with such information reasonably requested by Lessee as is necessary or advisable for Lessee to control or participate in any proceeding to the extent permitted by this Section 7(c). Such Indemnitee shall not enter into a settlement or other compromise with respect to any Expense without the prior written consent of Lessee, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this
Section 7(c).

                  Lessee shall supply the Indemnitee with such information reasonably requested by the Indemnitee as is necessary or advisable for the Indemnitee to control or participate in any proceeding to the extent permitted by this Section 7(c).

                  Upon payment of any Expense pursuant to this Section 7(c), Lessee, without any further action, shall be subrogated to any claims the Indemnitee may have relating thereto other than claims under Section 9.06 of the Trust Indenture. The Indemnitee agrees to give such further assurances or agreements and to cooperate with Lessee to permit Lessee to pursue such claims, if any, to the extent reasonably requested by Lessee.

                  In the event that Lessee shall have paid an amount to an Indemnitee pursuant to this Section 7(c), and such Indemnitee subsequently shall be reimbursed in respect of such indemnified amount from any other person, such Indemnitee shall promptly pay Lessee, but not before Lessee shall have made all payments then due to such Indemnitee pursuant to this Section 7(c) and any other payments then due under any of the Operative Documents, an amount equal to the sum of (I) the amount of such reimbursement, including interest received attributable thereto, net of taxes required to be paid by such Indemnitee as a result of any refund or interest received and (II) any tax benefit realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence, provided, however, that such amount attributable to (I) above shall not be in excess of the amount of such Expense payment net of any amount paid in respect of Taxes required to be paid by such Indemnitee in respect of the receipt or accrual of such payment or advance made by Lessee to such Indemnitee plus interest received, if any, from the relevant taxing authority with respect to any such Expense payment, it being intended that such Indemnitee shall realize a net benefit pursuant to this Section 7(c) only if Lessee shall first have been reimbursed for any payments by it to such Indemnitee pursuant to this Section 7(c).

                  [First Amended and Restated Participation Agreement (1989 I)]


                  Lessee agrees to pay the reasonable fees and expenses of the Indenture Trustee (including, but not limited to, the reasonable fees and expenses of its counsel and any agent appointed in accordance with Section 9.02(c) of the Trust Indenture) and each Pass Through Trustee (on and after the Refinancing Date only) (including, but not limited to, the reasonable fees and expenses of its counsel) and, as provided in Section 6.3 of the Trust Agreement, the Owner Trustee (including, but not limited to, the reasonable fees and expenses of its counsel), in each case, without cost, on a net after-tax basis, to Lessor, for acting as such, other than such fees and expenses which constitute Transaction Expenses. In the event Lessee believes such fees and expenses are not reasonable, Lessor agrees to cooperate with Lessee in considering an alternative trustee to the Indenture Trustee. To the extent permitted by applicable law, interest at the Past Due Rate shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 7 until the same shall be paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

                  Any amount which is payable to Lessee by any Person pursuant to this Section 7 shall not be paid to Lessee if an Event of Default shall have occurred and be continuing or if any payment is due and owing by Lessee under the Lease or to such Person under any other Operative Document. Any such amount shall be held by such Person and, if Lessor declares the Lease to be in default pursuant to Section 15 of the Lease, shall be applied against Lessee's obligations hereunder to such Person as and when due (and, to the extent that Lessee has no obligations hereunder to such Person, such amount shall be paid to the Lessee). At such time as there shall not be continuing any such Event of Default or there shall not be due and owing any such payment, such amount shall be paid to Lessee.

         SECTION 8.   Representations, Warranties and Covenants. Without
                      -----------------------------------------
prejudice to the representations and warranties made in Section 8 of the Original Participation Agreement, the parties hereto represent, warrant and covenant as follows, except that the representations and warranties are made as of the Effective Date only, unless expressly made as of another date, in which case such representation or warranty, as the case may be, is made as of such other date.

                  (a) The Owner Participant represents that it is acquiring its interest in the Trust Estate for investment purposes only and not with a present intent as to any resale or distribution thereof (subject nonetheless to any requirement of law that the disposition of its properties shall at all times be and remain within its control) and that neither it nor anyone acting on its behalf (other than, for purposes of this paragraph, Lessee) has directly or indirectly offered any interest in the Trust Estate or any Certificates or Pass Through Certificates or any similar securities for sale to, or solicited any offer to acquire any of the same from, anyone in a manner which would result in a violation of either the Securities Act of 1933, as amended, or the securities laws of any state.

                  [First Amended and Restated Participation Agreement (1989 I)]


                  (b) State Street Bank and Trust Company, in its individual capacity, represents and warrants to the other parties to this Agreement that it is, and on the Effective Date will be, a Citizen of the United States. The Owner Participant represents and warrants that the sole member of Owner Participant is Fleet National Bank, and the manager of Owner Participant is an individual who is a Citizen of the United States. Owner Participant and Fleet National Bank have entered into a voting trust arrangement whereby 100% of Fleet National Bank's membership interest in Owner Participant has been transferred to a voting trustee so as to permit the registration of the Aircraft under the Federal Aviation Act in the name of the Lessor and agrees, solely for the benefit of Lessee and the Certificate Holders, that if during such time as the Aircraft is registered in the United States (or if Lessee desires to register the Aircraft in the United States) the Aircraft shall be ineligible for registration in the name of the Owner Trustee under the Federal Aviation Act and regulations then applicable thereunder, then the Owner Participant shall (at its own expense and without any reimbursement or indemnification from Lessee) as soon as is reasonably practicable but in any event within 60 days of such ineligibility and of such loss of citizenship (A) effect voting trust or other similar arrangements or take any other action as may be necessary to prevent any deregistration or to maintain the United States registration of the Aircraft, or
(B) transfer its beneficial interest in the Trust Estate in accordance with
Section 8(l) hereof. It is understood that: (1) the Owner Participant shall be liable to any of the other parties hereto for any damages suffered by any such other party as the result of the representation and warranty of the Owner Participant in the second sentence of this Section 8(b) proving to be untrue as of the Effective Date; and (2) the Owner Participant shall be liable to Lessee, any Sublessee, the Indenture Trustee and any Certificate Holder for any damages which may be incurred by Lessee, any Sublessee, the Indenture Trustee or such Certificate Holder as a result of the Owner Participant's failure to comply with its obligations pursuant to the second sentence of this Section 8(b) (including any damages suffered by any such party during such 60 day period), unless such failure is a result of such party's breach of its obligations to cooperate set forth in the following sentence. Each party hereto agrees, upon the request and at the sole expense of the Owner Participant, to reasonably cooperate with the Owner Participant in complying with its obligations under the provisions of the second sentence of this Section 8(b) and such request shall not be subject to the indemnity contained in Section 7(c) hereof. State Street Bank and Trust Company, in its individual capacity, agrees that if at any time a responsible officer of State Street Bank and Trust Company shall obtain actual knowledge that State Street Bank and Trust Company has ceased to be a Citizen of the United States, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any adverse effect on a Certificate Holder, the Owner Trustee, Lessee or the Owner Participant), effective upon the appointment of a successor Owner Trustee in accordance with Section 9.1 of the Trust Agreement. If the Owner Participant or State Street Bank and Trust Company, in its individual capacity, does not comply with the requirements of this Section 8(b), the Owner Trustee, the Indenture Trustee and the Owner Participant hereby

                   [First Amended and Restated Participation Agreement (1989 I)]


agree that a Default or an Event of Default shall not have occurred and be continuing under the Lease due to non-compliance by Lessee with the registration requirements in the Lease.

                  (c) State Street Bank and Trust Company, in its individual capacity represents and warrants that both the principal place of business of the Owner Trustee and the place where the Owner Trustee's records concerning the Aircraft and all of its interest in, to and under the Operative Documents to which it is a party are or will be kept is Boston, Massachusetts (other than such as may be maintained or held by the Indenture Trustee pursuant to the Trust Indenture) and that it has its chief executive office (as such term is used in
Article 9 of the Uniform Commercial Code) in The Commonwealth of Massachusetts. State Street Bank and Trust Company, in its individual capacity agrees that it will not change the location of such office to a location outside of Boston, Massachusetts, without prior written notice to Lessee, Indenture Trustee and the Owner Participant.

                  (d) [Intentionally omitted.]

                  (e) Each of Lessor and Owner Participant agrees that, if, at any time after the Restricted Period and so long as no Default or Event of Default under the Lease shall have occurred or be continuing, Lessee has requested its consent to the registration of the Aircraft, in the name of the Lessor (or, if appropriate under the laws of any jurisdiction referred to below, in the name of Lessee or a Sublessee as a "lessee" or a "sublessee"), at Lessee's expense, (i) in a country listed in Exhibit G (which shall not, however, be Japan so long as the Primary Lessor has any interest in the Aircraft) to the Lease and with which country the United States maintains diplomatic relations at the time of such change in registration (the Lessee having no responsibility to effect a further change in such registration if diplomatic relations are severed with such country subsequent to such change in registration), or (ii) in any other country with which the United States maintains diplomatic relations (which shall not, however, be Japan so long as the Primary Lessor has any interest in the Aircraft) at the time of such change in registration (the Lessee having no responsibility to effect a further change in such registration if diplomatic relations are severed with such country subsequent to such change in registration) and it has not determined, acting reasonably, that such other country would not provide substantially equivalent protection for the rights of lessors in similar transactions as provided under United States law, neither Owner Participant nor Lessor will, in the case of (i) withhold its consent, or in the case of (ii) unreasonably withhold its consent to such change of registration, and, upon giving said consent, each of Owner Participant and Lessor will permit Lessee to cause such change of registration; provided, however, that in the case of a change in registry to a country other than the United States or a country listed on Exhibit G to the Lease, Owner Participant and, so long as the Lien of the Trust Indenture has not been released, the Indenture Trustee shall have received:

                      (i) assurances reasonably satisfactory to Owner Participant (A) of the payment by Lessee of any expenses of Lessor, Owner Participant and the Indenture

                  [First Amended and Restated Participation Agreement (1989 I)]


         Trustee, on a net after-tax basis to each such recipient, in connection with such change of registry, (B) to the effect that the original indemnities in favor of Lessor and the Indenture Trustee, the Certificate Holders and the Trust Indenture Estate, under this Agreement, the Trust Indenture and the Tax Indemnity Agreement, afford each such party substantially the same protection as provided prior to such change of registry, (C) that such change will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify, or is not then willing to enter into a binding agreement to indemnify Owner Participant, Lessor (in its individual and trust capacities), the Indenture Trustee and the Trust Estate pursuant to Section 7(b) hereof, (D) that such new country of registry imposes aircraft maintenance standards not materially less stringent than those of the FAA, (E) to the effect that the insurance or self-insurance provisions of the Lease have been complied with after giving effect to such change of registry, (F) that the appropriate documents necessary to effect such reregistration have been executed and delivered by the appropriate parties and, to the extent required by applicable law, filed or recorded in the appropriate filing or recording office, (G) as to the airworthiness of the Aircraft under the laws of the new country of registration and (H) such supplements and amendments to the Operative Documents as shall be required in order to implement the reregistration of the Aircraft and to continue in favor of Lessor (in its individual capacity and trust capacities), the Indenture Trustee, Owner Participant, the Trust Estate and the Trust Indenture Estate substantially similar protection as is provided prior to such reregistration; and

                           (ii) a favorable opinion of counsel (reasonably satisfactory to the Owner Trustee and Owner Participant) in the new jurisdiction of registry (A) that the terms (including, without limitation, the governing-law, service-of-process and jurisdictional-submission provisions thereof) of the Lease and the Trust Indenture are legal, valid, binding and enforceable in such jurisdiction, (B) that it is not necessary for Owner Participant, Lessor or the Indenture Trustee to register or qualify to do business in such jurisdiction, (C) that there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such jurisdiction other than tort liability which might have been imposed on such owner under the laws of the United States or any state thereof (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to Owner Participant, such opinion shall be waived if insurance reasonably satisfactory to Owner Participant is obtained by Lessee, at its sole expense, to cover such risk), (D) (unless Lessee shall have agreed to provide insurance covering the risk of requisition of use of the Aircraft by the government of such jurisdiction so long as the Aircraft is registered under the laws of such jurisdiction) that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into United States Dollars for the loss of use of the Aircraft in the event of the requisition by such government of such use, and (E) to such further effect with

                 [First Amended and Restated Participation Agreement (1989 I)]

         respect to such other matters as the Owner Trustee or Owner Participant may reasonably request.

                  Upon receipt by Owner Participant, Owner Trustee and the Indenture Trustee of the opinion of counsel referred to in Section 8(e)(ii) above, Exhibit G to the Lease shall be amended to add such country. If at any time Owner Participant, with respect to a country then listed on Exhibit G to the Lease, delivers to Lessee an opinion of a reputable law firm located in such jurisdiction that such law firm would not, as of the date of such opinion, be able to deliver an opinion of counsel as to each of those matters listed in subsections (A) through (D) of subparagraph (ii) of this paragraph 8(e), then Exhibit G to the Lease shall be amended to delete such country, provided that such deletion will not impair any registration then in effect. Any change to Exhibit G to the Lease shall automatically be made in respect of Exhibit F to the Lease.

                  (f) The Owner Participant represents and warrants as follows:

                      (i) the Owner Participant is a limited liability company duly organized and validly existing in good standing under the laws of its jurisdiction of organization, and has the power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under the Owner Participant Documents;

                      (ii) the Owner Participant Documents have been duly authorized by all necessary action on the part of the Owner Participant, do not require any approval not already obtained of members of the Owner Participant or any approval or consent not already obtained of any trustee or holders of any indebtedness or obligations of the Owner Participant, and have been duly executed and delivered by the Owner Participant, and neither the execution and delivery thereof by the Owner Participant, nor the consummation of the transactions contemplated thereby by the Owner Participant, nor compliance by the Owner Participant with any of the terms and provisions thereof will contravene any United States federal or state law, judgment, governmental rule, regulation or order applicable to or binding on the Owner Participant (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable aviation law) or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Liens provided for in the Operative Documents) upon the Trust Estate under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, charter, operating agreement or other constitutional agreement, or other agreement or instrument to which the Owner Participant is a party or by which it or its properties may be bound or affected (it being understood that no representation or warranty is made in this subsection (f)(ii) with respect to ERISA);

                  [First Amended and Restated Participation Agreement (1989 I)]

                           (iii) each of the Owner Participant Documents constitutes a legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with the terms thereof, and the trust intended to be formed by the Trust Agreement has been duly and validly formed and the Assignment and Assumption Agreement is effective to convey to the Owner Trustee the property that it purports to convey;

                           (iv) Neither the execution and delivery by the Owner Participant of this Agreement or any other Owner Participant Document, nor the consummation by it of any of the transactions contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of, any federal or other governmental authority or agency, except those contemplated by the Operative Documents (it being understood that no representation or warranty is made with respect to the laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee, other than such laws, rules or regulations relating to the citizenship requirements of the Owner Participant under applicable aviation law);

                           (v) there are no pending or, to the knowledge of the Owner Participant, threatened actions or proceedings against the Owner Participant before any court or administrative agency which, if determined adversely to Owner Participant, would materially adversely affect the ability of the Owner Participant to perform its obligations under the Owner Participant Documents;

                           (vi) on the Effective Date, the Aircraft will be free of Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) attributable to the Owner Participant;

                           (vii) there has not occurred any event which constitutes (or to the best of its knowledge would, with the passage of time or the giving of notice or both, constitute) an Event of Default as defined in the Trust Indenture which has been caused by or relates to Lessor and which is presently continuing; and

                           (viii) on the Delivery Date, Original Lessor received whatever interest in the Aircraft was conveyed to it pursuant to the Lessor's Purchase Agreement and the Japanese Lease Assignment.

                      (g) Each of State Street Bank and Trust Company in its individual capacity and the Owner Participant severally covenants and agrees (i) that it shall not cause or permit to exist any Lessor Lien attributable to it with respect to the Aircraft or any other portion of the

                  [First Amended and Restated Participation Agreement (1989 I)]

Indenture Estate, (ii) that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Lessor Lien attributable to it and (iii) to make restitution to the Indenture Estate for any actual diminution of the assets of the Indenture Estate resulting from such Lessor Liens attributable to it. The Owner Participant agrees to make restitution to the Indenture Estate for any actual diminution of the assets of the Indenture Estate resulting from any Taxes or Expenses (as such terms are defined in Section 7 hereof) imposed on the Indenture Estate against which Lessee is not required to indemnify the Indenture Estate pursuant to Section 7 hereof, but excluding Taxes or Expenses referred to in Section 7(b)(ii)(5) and 7(b)(ii)(7) and excluding any diminution of the Indenture Estate attributable to or caused by State Street Bank and Trust Company, in its individual capacity; provided that if the Owner Participant shall make restitution to the Trust Estate on account of any diminution of the Indenture Estate attributable to or caused by State Street Bank and Trust Company in its individual capacity, then State Street Bank and Trust Company, in its individual capacity, shall reimburse the Owner Participant for such amount together with interest thereon at the overnight funds rate.

                  (h) State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, covenants and agrees that it shall not cause or permit to exist any Lien, arising as a result of (i) claims against the Indenture Trustee not related to its interest in the Aircraft or the administration of the Indenture Estate pursuant to the Trust Indenture, (ii) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (iii) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Section 7 pursuant to said Section 7, or (iv) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its security interest in the Aircraft, the Trust Estate, the Indenture Estate or the Operative Documents other than (A) a transfer of the Aircraft pursuant to
Section 8, 9, 10 or 19 of the Lease or Article 5 or 8 of the Trust Indenture,
(B) any borrowing pursuant to Section 17 hereof or (C) a transfer of the Aircraft pursuant to Section 15 of the Lease while an Event of Default is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

                  (i) Lessee agrees and covenants that, if Lessee or any Affiliate of Lessee owns (directly or indirectly) any Certificates or, on and after the Refinancing Date only, any Pass Through Certificates, Lessee shall not exercise any voting control over any such Certificates or Pass Through Certificates so long as either (x) the Lease has not been terminated pursuant to
Section 9(a)(1) thereof or (y) any Certificates or Pass Through Certificates are outstanding and held by any entity other than Lessee or an Affiliate thereof.

                  (j) The Indenture Trustee, and by the acceptance of a Certificate each Certificate Holder (including, on and after the Refinancing Date only, each Pass Through Trustee, so long as it is a Certificate Holder), each hereby waives to the fullest extent permitted

                  [First Amended and Restated Participation Agreement (1989 I)]

by law the benefit of the provisions of Section 1111(b) of Title 11 of the United States Code with respect to recourse against the Owner Trustee (in its individual capacity) and the Owner Participant on account of any amount payable as principal of, Make-Whole Amount, if any, and interest on the Certificates. If
(i) all or any part of the Trust Estate becomes the property of, or the Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Code or any successor provision, (ii) pursuant to such reorganization provisions the Owner Trustee (in its individual capacity) or the Owner Participant is required, by reason of the Owner Trustee (in its individual capacity) or the Owner Participant being held to have recourse liability to a Certificate Holder (including, on and after the Refinancing Date only, each Pass Through Trustee so long as it is a Certificate Holder) or the Indenture Trustee, directly or indirectly (other than the recourse liability of the Owner Participant under this Participation Agreement), to make payment on account of any amount payable as principal, Make-Whole Amount, if any, or interest on the Certificates and (iii) such Certificate Holder (including, on and after the Refinancing Date only, each Pass Through Trustee so long as it is a Certificate Holder) or the Indenture Trustee actually receives any Excess Payment (as hereinafter defined) which reflects any payment by the Owner Trustee (in its individual capacity) or the Owner Participant on account of clause (ii) above, then such Certificate Holder (including, on and after the Refinancing Date only, each Pass Through Trustee so long as it is a Certificate Holder) or the Indenture Trustee, as the case may be, shall promptly refund to the Owner Trustee or the Owner Participant (whichever shall have made such payment) such Excess Payment. For purposes of this Section 8(j), "Excess Payment" means the amount by which such payment exceeds the amount which would have been received by such Certificate Holder, such Pass Through Trustee (on and after the Refinancing Date only) or the Indenture Trustee if the Owner Trustee (in its individual capacity) or the Owner Participant had not become subject to the recourse liability referred to in clause (ii) above. Nothing contained in this
Section 8(j) shall prevent any Certificate Holder, any Pass Through Trustee (on and after the Refinancing Date only) or the Indenture Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Trustee (in its individual capacity) or the Owner Participant under this Participation Agreement or the Trust Indenture (and any exhibits or annexes hereto or thereto).

                  (k) State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity ("State Street Connecticut") and as Indenture Trustee and upon the Pass Through Trustee becoming a party hereto in accordance with the Note Purchase Agreement, Pass Through Trustee as provided below, represents as follows:

                       (i) State Street Connecticut, in its individual capacity, agrees that if at any time a responsible officer of State Street Connecticut shall obtain actual knowledge that State Street Connecticut has ceased to be a Citizen of the United States, it will promptly resign as Indenture Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act as in effect at such time or, if it is not necessary, if and so long as the Indenture Trustee's citizenship would have any adverse effect on a Certificate

                  [First Amended and Restated Participation Agreement (1989 I)]

         Holder, Lessee or the Owner Participant), effective upon the appointment of a successor Indenture Trustee in accordance with Section
         9.07 of the Trust Indenture.

                           (ii) it is a national banking association and has the full corporate power, authority and legal right under the laws of the United States of America to enter into and perform its obligations under the Trust Indenture, this Agreement, the Basic Agreement and each of the Pass Through Documents and, in its capacity as Indenture Trustee and Pass Through Trustee, respectively, to authenticate the Certificates and the Pass Through Certificates;

                           (iii) the Indenture Trustee Documents, and the authentication of the Certificates and the Pass Through Certificates have been duly authorized by all necessary corporate action on the part of State Street Connecticut, the Indenture Trustee and the relevant Pass Through Trustee, as it shall be a party thereto in any such capacity, and neither the execution (or, in the case of the Certificates and the Pass Through Certificates, the authenticatio) and delivery thereof in any such capacity nor the performance by it in any such capacity of any of the terms and provisions thereof will violate any federal or Connecticut law or regulation relating to the banking or trust powers of State Street Connecticut or contravene or result in any breach of, or constitute any default under its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which State Street Connecticut, the Indenture Trustee or the Pass Through Trustee is a party or by which it or its properties may be bound or affected;

                           (iv) each of the Indenture Trustee Documents has been duly executed (or, in the case of the Certificates and the Pass Through Certificates, authenticated) and delivered by State Street Connecticut, the Indenture Trustee and the relevant Pass Through Trustee, as it shall be a party thereto in any such capacity, and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto (other than State Street Connecticut, the Indenture Trustee and the relevant Pass Through Trustee), is the legal, valid and binding obligation of State Street Connecticut, the Indenture Trustee and the relevant Pass Through Trustee, as it shall be a party thereto in any such capacity, enforceable against it in accordance with its terms;

                           (v) neither the execution (or, in the case of the Certificates and the Pass Through Certificates, the authentication) and delivery by State Street Connecticut, the Indenture Trustee or any Pass Through Trustee, as it is a party in any such capacity to any of the Indenture Trustee Documents, nor the consummation by it in any such capacity of any of the transactions contemplated hereby, by the Trust Indenture, by the Pass Through Trust Agreements, by the Certificates or by the Pass Through Certificates requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action with respect to, any Connecticut state or federal governmental

                 [First Amended and Restated Participation Agreement (1989 I)]


         authority or agency regulating the banking, trust or fiduciary powers of State Street Connecticut;

                           (vi) there are no Taxes payable by State Street Connecticut, the Indenture Trustee or any Pass Through Trustee imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution (or, in the case of the Certificates and the Pass Through Certificates, the authentication) and delivery by it as a party in any such capacity to any Indenture Trustee Document or the performance by it as a party in any such capacity of any Indenture Trustee Document (other than franchise or other taxes based on or measured by any fees or compensation received by State Street Connecticut, the Indenture Trustee or any Pass Through Trustee, as the case may be, for services rendered in connection with the transactions contemplated thereby), and there are no Taxes payable by State Street Connecticut, the Indenture Trustee or any Pass Through Trustee imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by any Pass Through Trustee of any of the Certificates (other than franchise or other taxes based on or measured by any fees or compensation received by a Pass Through Trustee for services rendered in connection with the transactions contemplated by the respective Pass Through Trust Agreement) and, assuming that the trust created by the respective Pass Through Trust Agreement will not be taxable as a corporation, but, rather, will be characterized as a grantor trust under subpart E, Part I of Subchapter J of the Code, such trust will not be subject to any Taxes imposed by the State of Connecticut or any political subdivision thereof;

                           (vii) there are no pending or threatened actions or proceedings against any of State Street Connecticut, the Indenture Trustee, or the Pass Through Trustees before any court or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) purports to affect the legality, validity or enforceability of, or which is reasonably likely to materially adversely affect the ability of State Street Connecticut, the Indenture Trustee, or the Pass Through Trustees to perform its obligations as a party in any such capacity under any Indenture Trustee Document; and

                           (viii) except for the issuance and sale pursuant to the respective Pass Through Trust Agreement of the Pass Through Certificates contemplated hereby, neither State Street Connecticut nor any Pass Through Trustee has directly or indirectly offered any Certificate for sale to any Person, or solicited any offer to acquire any Certificate from any Person other than the Owner Trustee and the Owner Participant, and neither State Street Connecticut nor any Pass Through Trustee has authorized anyone to act on its behalf to offer directly or indirectly any Certificate for sale to any Person, or to solicit any offer to acquire any Certificate from any Person other than the Owner Trustee and the

                   [First Amended and Restated Participation Agreement (1989 I)]

         Owner Participant, and no Pass Through Trustee is in default under any respective Pass Through Trust Agreement.

                  (l) Owner Participant will not sell, assign, convey or otherwise transfer any of its right, title or interest in and to this Agreement, the Trust Estate or any proceeds therefrom to any person or entity, unless (i) the proposed transferee is a "Transferee" (as defined below), (ii) Owner Participant shall have delivered to Lessee and the Indenture Trustee an opinion of counsel reasonably satisfactory to the Lessee to the effect that the agreement referred to in clause (O) below and any guaranty and the guaranty required by clause (C) below, if any, are the legal, valid, binding and enforceable obligation of the Transferee and the guarantor, as the case may be, (subject to the normal exceptions contained in an opinion on such matters), and
(iii) Lessee shall have (1) received an opinion (in form and substance reasonably satisfactory to Lessee) of counsel to Owner Participant (who shall be reasonably satisfactory to Lessee) to the effect that such transfer will not result in an increase in the tax liability of Lessee or (2) received from Owner Participant indemnification pursuant to an agreement reasonably satisfactory to Lessee for any loss of tax benefits to or increase in the tax liability of Lessee. A "Transferee" shall mean either (A) a bank or other financial institution with a combined capital, surplus and undivided profits of at least $100,000,000 or any other entity whose net worth is at least $100,000,000, (B) any subsidiary of such a bank, financial institution or entity, provided that such bank, financial institution or entity furnishes to the Indenture Trustee and Lessee a guaranty with respect to Owner Participant's obligations hereunder and under the Trust Indenture, or (C) any other entity, provided such obligations are guaranteed by Owner Participant; provided, however, that any Transferee shall not be an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person or a corporation or other entity controlling, controlled by or under common control with such an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person. Each such transfer to a Transferee shall be subject to the conditions that (M) upon giving effect to such transfer, the Transferee is a "citizen of the United States" within the meaning of the Federal Aviation Act or Transferee shall have entered into a voting trust or similar arrangement which permits the registration of the Aircraft under the Federal Aviation Act, (N) the Transferee has the requisite corporate power and authority to enter into and carry out the transactions contemplated hereby, (O) the Transferee enters into an agreement or agreements, in form and substance reasonably satisfactory to Lessee, whereby the Transferee confirms that it shall be deemed a party to this Agreement and agrees to be bound by all the terms of, and to undertake all of the obligations of Owner Participant contained in the Owner Participant Documents (to the extent of the participation so transferred to it), (P) such transfer does not violate any provision of the Federal Aviation Act, or any rules or regulations promulgated thereunder or create a relationship which would be in violation thereof or violate any provisions of the Securities Act of 1933, as amended, and (Q) the transferor Owner Participant assumes the risk of any loss of Interest Deductions, MACRS Deductions,

                  [First Amended and Restated Participation Agreement (1989 I)]


Amortization Deductions, State Tax Deductions or any Inclusion Event (each as defined in the Tax Indemnity Agreement) resulting to it from such transfer; and Lessee may request such Transferee to provide an opinion of counsel (who shall be reasonably satisfactory to Lessee) in form and substance reasonably satisfactory to Lessee as to any matter set forth in clauses (N) or (P) but only as to matters relating to the Securities Act of 1933, as amended. Upon any such transfer by Owner Participant as above provided, the Transferee shall be deemed Owner Participant for all purposes hereof and of the other Operative Documents and each reference herein to Owner Participant shall thereafter be deemed for all purposes to be to the Transferee and Owner Participant shall be relieved of all obligations of Owner Participant under the Owner Participant Documents arising after the date of such transfer except to the extent fairly attributable to acts or events occurring prior thereto and not assumed by the Transferee (in each case, to the extent of the participation so transferred). If Owner Participant intends to transfer its interests hereunder, it shall give prior written notice thereof as soon as practicable but in no event less than 6 Business Days prior thereto to the Indenture Trustee and Lessee, specifying the name and address of the proposed Transferee. Owner Participant shall pay all of its costs and shall reimburse the reasonable costs and expenses (other than internal costs and expenses) of the Indenture Trustee and Lessee in connection with any such transfer. For purposes of this paragraph, "Net Worth" shall mean the excess of total assets over total liabilities, each to be determined in accordance with generally accepted accounting principles consistently applied.

                  Any transfer by Owner Participant, as above provided, shall only be accomplished by Owner Participant's transfer of its entire right, title and interest in this Agreement and the Trust Estate; provided, however, Owner Participant may, subject to compliance with the provisions of this Section 8(k), transfer its residual interest in this Agreement and the Trust Estate so long as Owner Participant retains the remaining entire right, title and interest in the same.

                  (m) Notwithstanding the provisions of Section 8(r) hereof, unless waived by each Certificate Holder, Lessee shall not be entitled to terminate the Lease or assume the Certificates on a Termination Date if on such Termination Date a Default or an Event of Default under the Lease shall have occurred and be continuing.

                  (n) State Street Bank and Trust Company and State Street Bank and Trust Company of Connecticut, National Association, each in its individual capacity, agrees for the benefit of Lessee to comply with the terms of the Trust Indenture with which it is required to comply in its individual capacity.

                  (o) The Owner Participant represents and warrants that its interest in the Trust Estate was not acquired with assets of any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of any "plan"

                 [First Amended and Restated Participation Agreement (1989 I)]


within the meaning of Section 4975(e)(1) of the Code (such employee benefit plans and plans hereinafter referred to as "ERISA Plans").

                  (p) State Street Bank and Trust Company (A) in its individual capacity ("SSBTC") represents and warrants that:

                           (i) the Trust Agreement and, assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the other Owner Trustee Documents has been duly executed and delivered by one of its officers who is duly authorized to execute and deliver such instruments on behalf of the Owner Trustee;

                           (ii) the Trust Estate is free and clear of Lessor Liens attributable to SSBTC, and there are no Liens affecting the title of the Owner Trustee to the Aircraft or resulting from any act or claim against SSBTC arising out of any event or condition not related to the ownership, leasing, use or operation of the Aircraft or to any other transaction contemplated by this Agreement or any of the other Operative Documents, including any Lien resulting from the nonpayment by SSBTC of any Taxes imposed or measured by its net income;


                           (iii) there has not occurred any event which constitutes (or to the best of its knowledge would, with the passage of time or the giving of notice or both, constitute) an Event of Default as defined in the Trust Indenture which has been caused by or relates to SSBTC and which is presently continuing;

                           (iv) it is a Massachusetts trust company duly organized and validly existing in good standing under the laws of The Commonwealth of Massachusetts and (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has the corporate power and authority to enter into and perform its obligations under the Trust Agreement, and (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has full right, power and authority to enter into and perform its obligations as Owner Trustee pursuant to the Trust Agreement under each of the other Owner Trustee Documents;

                           (v) each of the Owner Trustee Documents has been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal or Massachusetts Commonwealth law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under, its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;

                   [First Amended and Restated Participation Agreement (1989 I)]


                           (vi) assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the Owner Trustee Documents has been duly executed and delivered by it, and each of the Trust Agreement and the Participation Agreement (to the extent executed by the Owner Trustee in its individual capacity) is a legal, valid and binding obligation of SSBTC and as Owner Trustee, as the case may be, enforceable against such party in accordance with the terms thereof;

                           (vii) on the Effective Date, the Owner Trustee shall have received whatever title to the Aircraft as was conveyed to it by the Original Lessor;

                           (viii) it has not offered any interest in the Trust Estate or any Certificates or Pass Through Certificates or any similar securities for sale to, or solicited any offer to acquire the same from, anyone other than the Indenture Trustee, the Pass Through Trustees and the Owner Participant;

                           (ix) assuming due authorization, execution and delivery of each of the Owner Trustee Documents by each of the parties thereto (other than the Owner Trustee), each of the Owner Trustee Documents is a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its respective terms; and

                           (x) neither the due execution and delivery of the Owner Trustee Documents by SSBTC, in its individual capacity or as Owner Trustee under the Trust Agreement, as the case may be, nor the consummation by it of any of the transactions contemplated thereby require the consent or approval of, the giving of notice to, or the registration with, any federal or Massachusetts Commonwealth governmental authority or agency pursuant to any federal or Massachusetts Commonwealth law governing the banking or trust powers of SSBTC; and

                     (B) solely in its capacity as Owner Trustee further represents and warrants that:

                           (i) SSBTC is a trust company duly organized and validly existing in good standing under the laws of The Commonwealth of Massachusetts and has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

                           (ii) assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the Trust Agreement, this Agreement, the Assignment and Assumption Agreement, the Trust Indenture, the Lease and the Certificates has been, or on the Effective Date will have been, duly executed and

                   [First Amended and Restated Participation Agreement (1989 I)]

         delivered by it, and each of this Agreement, the Assignment and Assumption Agreement, the Trust Agreement, the Lease and the Trust Indenture, on the Effective Date, will constitute a legal, valid and binding obligation of the Owner Trustee, enforceable against it in accordance with the terms thereof;

                    (iii) the Owner Trustee has never directly or indirectly offered any Certificate or any interest in or to the Trust Estate, the Trust Agreement, the Assignment and Assumption Agreement, or any similar interest for sale to, or solicited any offer to acquire any of the same from, any Person other than the Indenture Trustee, each of the Pass Through Trustees and the Owner Participant; and it has not authorized any Person to act on its behalf (other than for purposes of this paragraph, the Lessee and the Underwriters) to offer directly or indirectly any Certificate or any interest in and to the Trust Estate, the Trust Agreement, the Assignment and Assumption Agreement, or any similar interest for sale to, or to solicit any offer to acquire any of the same from, any Person; and

                    (iv) there are no pending or threatened actions or proceedings against SSBTC or the Owner Trustee before any court or administrative agency which, if determined adversely to it, would materially adversely affect the ability of SSBTC or the Owner Trustee, as the case may be, to perform its obligations under any of the Owner Trustee Documents or any other documents executed by the Owner Trustee or SSBTC in connection with the transactions contemplated by the Operative Documents.

               (q) The Owner Participant agrees, solely for the benefit of Lessee, that it will comply with any obligation expressly required of it under
Section 9(c) of the Lease. The Owner Participant further covenants and agrees to pay or cause the Owner Trustee to pay those costs and expenses specified to be paid by the Owner Participant pursuant to the Lease and all costs and expenses that are for the account of the Lessor pursuant to Sections 5(a), 5(c) and 5(d), 12 and 19(c) of the Lease.

               (r) Subject to compliance by Lessee with all of its obligations under the Lessee Documents, each of the Owner Trustee, the Indenture Trustee, each Certificate Holder (including, on and after the Refinancing Date only, each Pass Through Trustee so long as it is a Certificate Holder) and the Owner Participant covenants and agrees that, at Lessee's expense on a net after-tax basis (including, without limitation, reasonable attorney's fees and expenses of each of such parties), if Lessee elects to terminate the Lease pursuant to Section 9(a)(1) of the Lease and to purchase the U.S. Ownership Interest pursuant to Section 9(b) of the Lease, then each such party will execute and deliver appropriate documentation transferring all right, title and interest in the U.S. Ownership Interest to Lessee without recourse or warranty except as to Lessor Liens (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens) with respect to such party (including without limitation, such bills of

                   [First Amended and Restated Participation Agreement (1989 I)]

sale and other instruments and documents as Lessee shall reasonably request to evidence (on the public record or otherwise) such transfer and the vesting in Lessee of all of Lessor's right, title and interest in and to the U.S. Ownership Interest), and the Indenture Trustee shall execute and deliver appropriate documentation to release its mortgage on the Aircraft, and if Lessee, in connection with such purchase, elects to assume the obligations of Lessor pursuant to the Trust Indenture and the Certificates each of the parties shall execute and deliver appropriate documentation permitting Lessee to assume such obligations on the basis of full recourse to Lessee, maintaining the security interest in the Aircraft created by the Trust Indenture, releasing Lessor from all future obligations in respect of the Certificates, the Trust Indenture and all other Operative Documents and all such other actions as are reasonably necessary to permit such assumption by Lessee. Lessor agrees that, should any provision of the Lease require transfer of legal title to the Aircraft, the Airframe, or an Engine, to or at the direction of Lessee at a time when the Japanese Lease is in effect, Lessor shall use its reasonable best efforts to cause such title to be transferred pursuant to the terms of the Japanese Lease to or at the direction of the Lessee, at the sole cost of the Lessee, and shall take, at Lessee's sole cost, all actions as may be reasonably necessary in connection therewith.

                  (s) Lessee will not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless:

                       (i) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall be a Citizen of the United States and shall be a U.S. Air Carrier;

                       (ii) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall execute and deliver to the Owner Trustee, the Indenture Trustee, the Owner Participant and, on and after the Refinancing Date only, the Pass Through Trustees a duly authorized, valid, binding and enforceable agreement in form and substance reasonably satisfactory to the Owner Participant containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of the Operative Documents and, on and after the Refinancing Date only, the Pass Through Documents to be performed or observe d by Lessee;

                       (iii) immediately after giving effect to such transaction, no Default or Event of Default under the Lease shall have occurred and be continuing;

                       (iv)    Lessee shall have delivered to the Owner
         Trustee, the Indenture Trustee, the Pass Through Trustees (on and after the Refinancing Date only) and the

                   [First Amended and Restated Participation Agreement (1989 I)]

         Owner Participant a certificate signed by the President or any Vice President and by the Secretary or an Assistant Secretary of Lessee, and an opinion of counsel (which may be Lessee's General Counsel) reasonably satisfactory to the Owner Participant, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (ii) above comply with this
         Section 8(s) and that all conditions precedent herein provided for relating to such transaction have been complied with; and

                        (v) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee, shall make such filings and recordings with the FAA pursuant to the Federal Aviation Act, as shall be necessary or desirable to evidence such consolidation, merger, conveyance, transfer or lease with or to such entity.

                  Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety in accordance with this Section 8(s), the successor corporation or Person formed by such consolidation or into which Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under this Agreement and, on and after the Refinancing Date only, under the Pass Through Documents with the same effect as if such successor corporation or Person had been named as Lessee herein and therein. No such conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety shall have the effect of releasing Lessee or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this Section 8(s) from its liability in respect of any Operative Document to which it is a party or, on and after the Refinancing Date only, any of the Pass Through Documents. Nothing contained herein shall permit any lease, sublease or other arrangement for the use, operation or possession of the Aircraft except in compliance with the applicable provisions of the Lease.

                  (x) Lessee, at its expense, will, at the request of any party hereto, take, or cause to be taken, such action with respect to the recording, filing, re-recording and re-filing of the Trust Agreement, the Assignment and Assumption Agreement, the Lease, the Lease Supplement, the Trust Indenture, the Trust Supplement, the Japanese Lease, the Japanese Lease Supplement, the Japanese Lease Assignment, the Japanese Lease Assignment Supplement, the Primary Lessor Mortgage and any financing statements or other instruments as are necessary to maintain, so long as the Trust Indenture or the Lease is in effect, the perfection of the security interests created by the Trust Indenture and any security interest that may be claimed to have been created by the Lease and the ownership interest of the Owner Trustee in the Aircraft or will furnish to Owner Participant, Lessor and the Indenture Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable them to take such action.

                   [First Amended and Restated Participation Agreement (1989 I)]

               (u) Section 3 of the Lease contemplates that, under certain circumstances, the Owner Participant will make certain recalculations of Basic Rent, Excess Amount, Stipulated Loss Value percentages and Termination Value percentages, and the Owner Participant hereby agrees to make such recalculations as and when contemplated by the Lease and subject to all the terms and conditions of the Lease and promptly to take such further actions as may be necessary or desirable to give effect to and to cause the Owner Trustee to give effect to the provisions of Section 3 of the Lease.

               (v) The Owner Participant hereby agrees not to revoke the Trust Agreement or the trusts created thereunder without the prior written consent of
(i) the Lessee so long as the Lease shall remain in effect and no Event of Default under the Lease shall have occurred and be continuing and (ii) the Indenture Trustee so long as the Trust Indenture shall be in effect.

               (w) Lessee covenants and agrees with the Owner Participant, the Indenture Trustee and the Owner Trustee that at all times during the Term it will be a U.S. Air Carrier.

               (x) [Intentionally omitted.]

               (y) The Owner Trustee agrees that any profit, income, interest, dividend or gain realized upon the maturity, sale or other disposition of any Permitted Investment made by the Indenture Trustee pursuant to Section 9.04 of the Trust Indenture, and paid to Lessee on behalf of the Owner Trustee by the Indenture Trustee in accordance with the terms of such Section 9.04, shall be entirely for the account of, and the sole property of, Lessee who, for such purposes, shall not be deemed to be acting as agent of the Owner Trustee, and Lessee shall have no obligation to pay over such income, interest, dividend or gain to the Owner Trustee, except to the extent the Owner Trustee or Owner Participant are owed any amounts under the Operative Documents by Lessee and such amounts are not paid when due, in which event the Owner Participant may cause the Owner Trustee to distribute and apply such income, interest, dividend or gain in satisfaction or partial satisfaction of the amounts so due.

               (z) The Owner Participant hereby agrees to instruct the Owner Trustee to promptly distribute any money received by it pursuant to Section 7.01 or 10.04 of the Trust Indenture to Lessee to the extent such amounts were paid by Lessee or on behalf of Lessee and the Owner Trustee or the Owner Participant is not owed any amounts under any of the Operative Documents by Lessee (and if the Owner Trustee or Owner Participant is owed any such amount, the monies received under Section 7.01 or 10.04 of the Trust Indenture may be applied in satisfaction or partial satisfaction thereof). Lessee agrees to hold any money received by it pursuant to the foregoing sentence in trust for the benefit of the Owner Participant and may, in its discretion, invest and reinvest all money so held by it in such Permitted Investments as Lessee deems appropriate. Lessee will apply such money to the payment of previously unclaimed

                   [First Amended and Restated Participation Agreement (1989 I)]

payments with respect to the Certificates when and as claims for payment are made by the Holders of such Certificates. As compensation for its services pursuant to this Section 8(z), Lessee shall be entitled to an annual fee from the Owner Participant in an amount to be agreed to at the time by Lessee and the Owner Participant but in no event shall such fee exceed at any time the amount of earnings on the monies so held in trust distributable at such time to the Owner Participant. Any net losses on such investment shall be for the account of Lessee. Any net earnings on such investment shall be distributed from time to time by Lessee to the Owner Participant after deducting therefrom any portion of such fee then due and unpaid. Upon the date required by applicable law dealing with unclaimed property, Lessee will distribute to the Owner Participant any amount held by it pursuant to this Section 8(z) and not previously applied to the payment of the Certificates, after deducting therefrom any portion of such fee then due and unpaid.

                  (aa) The Owner Participant agrees that, at Lessee's expense (including, without limitation, reasonable attorneys fees and other out-of-pocket expense of the Owner Trustee and Owner Participant), upon request of the Lessee, the Owner Participant will negotiate promptly in good faith with respect to any arrangements pursuant to which the Trust Indenture may be satisfied and discharged in respect of the Certificates in accordance with subsection (y) of
Section 10.01 of the Trust Indenture, provided, that there shall be no adverse impact upon the rights or interests of the Owner Participant or Owner Trustee, and the Owner Trustee agrees to act upon the instructions of the Owner Participant in connection therewith. The Owner Trustee agrees that it will not, and the Owner Participant agrees that during such time as an Event of Default has not occurred under the Lease it will not cause the Owner Trustee to take any action to effect such satisfaction and discharge except upon the request of the Lessee made pursuant to this Section 8(aa).

                  (bb) Each of the parties hereto acknowledges that the bankruptcy or legal incapacity of the Owner Participant will not terminate the Trust Agreement, nor entitle such person's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto. No creditor of the Owner Participant shall obtain legal title to or exercise legal or equitable remedies with respect to the Trust Estate as a result of the Owner Participant's status. No transfer, by operation of law or otherwise, of any right, title and interest of the Owner Participant in and to its beneficial interest in the Trust Estate shall operate to terminate the Trust Agreement or the Trusts created thereby.

         SECTION 9.      [Intentionally omitted.]

         SECTION 10.     Other Documents; Amendment. Each of the Owner
                         --------------------------
Participant and the Owner Trustee hereby (A) agrees with Lessee, the Certificate Holders and the Indenture Trustee to comply with all of the terms of the Trust Agreement (as the same may hereafter be amended or supplemented from time to time in accordance with the terms thereof) applicable to it, to the extent such non-compliance would be adverse to such party; and (B) agrees with Lessee, the Certificate Holders and the Indenture Trustee not to amend, supplement or otherwise modify any provision of the Trust Agreement in a manner adversely affecting such party without the prior written consent of such party. Notwithstanding the foregoing, unless an Event of Default shall have occurred and be continuing and so long as the Lease has not been terminated, the Indenture Trustee and the Owner Participant hereby agree for the benefit of Lessee that without the consent of Lessee they will not (and the Owner Participant agrees that it will not cause the Owner Trustee to) amend, supplement or otherwise modify any provision of the Trust Indenture in a manner adversely affecting Lessee. The Indenture Trustee and the Owner Trustee agree to promptly furnish to Lessee copies of any supplement, amendment, waiver or modification of any of the Operative Documents to which Lessee is not a party.

         SECTION 11.     Certain Covenants of Lessee.  Lessee covenants and
                         ---------------------------
agrees with the Participants, the Indenture Trustee and the Owner Trustee, in its capacity as such and in its individual capacity, as follows:

                  (1) Lessee will cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as the Owner Trustee, the Indenture Trustee or the Owner Participant shall reasonably require for accomplishing the purposes of this Agreement and the other Operative Documents, including, without limitation, the filing in Delaware of appropriate Uniform Commercial Code financing statements upon or prior to the adoption and effectiveness in Illinois of revised Article 9 of the Uniform Commercial Code; provided that any instrument or other document so executed by Lessee will not expand any obligations or limit any rights of Lessee in respect of the transactions contemplated by any Operative Documents. Lessee, forthwith upon execution of the Japanese Lease Assignment, shall cause the Aircraft to be duly registered, and at all times thereafter to remain duly registered, in the name of the Owner Trustee, except as otherwise required or permitted hereunder or under the Lease, under the Federal Aviation Act or under the applicable law of another permitted government of registry, or shall furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to make application for such registration (at the expense of Lessee, including, without limitation, reasonable attorney's fees and expenses), and shall promptly furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to timely file any reports required to be filed by it as the lessor under the Lease with any governmental authority (including, without limitation, tax authorities).

                  (2) Lessee, at its expense, has caused the documents set forth in clauses first through fifth of the next succeeding sentence
                 -----         -----
(collectively, the "FAA Recorded Documents"), as well as the Amended and Restated Lease Agreement, the Amended and Restated Trust Indenture, the Trust Agreement and the Assignment and Assumption Agreement and all supplements and amendments of such documents to be promptly filed and recorded, or filed for recording, to the extent permitted under the Federal Aviation Act, or required under any other applicable law. Upon the execution and delivery of each of the FAA Recorded Documents and each of the FAA registration applications, Lessee has caused each such document and registration application to be filed for recording or registered, as the case may be, with the Federal Aviation Administration and, in the case of the FAA Recorded Documents, in the following order of priority; first, the Japanese FAA Bill of Sale, second, the Japanese Lease with the
-----                                 ------
Japanese Lease Supplement covering the Aircraft, the Lessee's FAA registration application, and the Primary Lessor's Mortgage covering the Aircraft, third the
                                                                      -----
Japanese Lease Assignment with the Japanese Lease Assignment Supplement covering the Aircraft, fourth, the Lessor's FAA registration application, fifth, the
              ------                                             -----
Lease with the Lease Supplement covering the Aircraft and the Trust Indenture with the Trust Supplement covering the Aircraft. Lessee agrees to furnish Lessor, the Indenture Trustee and Owner Participant with copies of certified copies of the foregoing documents with recording data as promptly as practicable following the issuance of same by the FAA.

         SECTION 12. Owner for Federal Tax  Purposes.  It is hereby agreed among
                     -------------------------------
Lessee, the Owner Participant and the Owner Trustee that for U.S. federal income tax purposes the Owner Participant will be the owner of the Aircraft to be delivered under the Lease and Lessee will be the lessee thereof, and each party hereto agrees to characterize the Lease as a lease for U.S. Federal tax purposes. It is understood and agreed among Lessee, the Owner Participant and the Owner Trustee that for U.S. federal income tax purposes, the Lease Agreement shall constitute a substantial modification of the Original Lease, within the meaning of Treasury Regulations section 1.467-1(f)(5)(ii).

         SECTION 13. Notices; Consent to Jurisdiction. (a) All notices, demands,
                     --------------------------------
instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by telecopier (with a copy of such notice to follow by registered or certified mail or prepaid courier), or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or received or if given by certified mail, three Business Days after being deposited in the mails, in accordance with the provisions of this Section 13(a). Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 13(a), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) as follows: (A) if to Lessee, the Owner Trustee, the Indenture Trustee, the Pass Through Trustees (on and after the Refinancing Date only) or the Owner Participant, to the respective addresses set forth on Schedule I hereto (and in the case of Owner Trustee a copy shall be sent to the Owner Participant) or (B) if to a subsequent Owner Participant, addressed to such subsequent Owner Participant at such address as such subsequent Owner Participant shall have furnished by notice to the parties hereto or (C) if to any subsequent Certificate Holder, addressed to such Certificate

Holder at its address set forth in the Certificate Register maintained pursuant to Section 2.03 of the Trust Indenture.

                  (1) Each party to this Agreement including (to the extent it is deemed or has agreed to be a party hereto) each Certificate Holder (individually a "Party" and collectively "Parties") irrevocably agrees that any legal suit, action or proceeding brought by any other Party, which arises solely out of or relates solely to the Operative Documents or any of the transactions contemplated hereby or thereby or any document referred to herein or therein, may be instituted in the Circuit Court of the State of Illinois, Cook County or the United States District Court for the Northern District of Illinois and that they hereby waive the right to trial by jury in any such proceeding; provided, however, that the foregoing provisions shall not apply to third party tort claims (but shall apply to an indemnity claim with respect to such tort claim) and that the foregoing shall not apply to any right a Party may have to seek removal of such legal suit, action or proceeding to federal court or to seek consolidation of any separate legal suits, actions or proceedings brought by any one or more of the other Parties in the same or different jurisdictions. The agreement set forth in this Section 13(b) is given solely for the benefit of the Parties and such agreement is not intended to and shall not inure to the benefit of any other person.

         SECTION  14.  Change of Situs of Owner Trust.  The Owner Participant
                       ------------------------------
agrees that if, at any time, the Trust Estate becomes subject to any Taxes for which it is indemnified pursuant to Section 7(b) hereof and if, as a consequence thereof, Lessee shall request that the situs of the trust be moved to another state in the United States from the state in which it is then located, the situs of the trust may be moved with the written consent of the Owner Participant (which consent shall not be unreasonably withheld) and the Owner Participant will take whatever action may be reasonably necessary to accomplish such removal; provided that (A) Lessee shall provide such additional tax indemnification, as the Owner Participant may reasonably request, (B) the rights and obligations under the Operative Documents of the Owner Participant shall not be altered as a result of the taking of such action, (C) the lien of the Trust Indenture on the Trust Indenture Estate shall not be adversely affected by such action, and the Lessee shall execute and deliver such documents as may be requested by the Indenture Trustee to continue the perfection of the lien on the Trust Indenture Estate, (D) the Owner Participant and the Indenture Trustee shall have received an opinion or opinions of counsel (reasonably satisfactory to the Owner Participant) in scope, form and substance reasonably satisfactory to the Owner Participant to the effect that (I) the trust, as thus removed, shall remain a validly established trust, (II) any amendments to the Trust Agreement necessitated by such removal shall have been duly authorized, executed and delivered by the parties thereto and shall constitute the valid and binding obligations of such parties, enforceable in accordance with their terms, (III) such removal will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify the Owner Participant, the Owner Trustee, the Trust Estate or, on and after the Refinancing Date only, the Pass Through Trust pursuant to Section 7(b) hereof (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence), (IV) such removal will not, in the Owner Participant's judgment, result in any Loss of MACRS Deductions, FSC Benefits, Interest Deductions or an Inclusion Event (as defined in the Tax Indemnity Agreement) with respect to which Lessee is not required to indemnify the Owner Participant pursuant to
Section 5 of the Tax Indemnity Agreement (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this

                   [First Amended and Restated Participation Agreement (1989 I)]

sentence), and (V) covering such other matters as the Owner Participant may reasonably request, (E) if such removal involves the replacement of the Owner Trustee, the Owner Participant shall have received an opinion of counsel to such successor Owner Trustee in form and substance reasonably satisfactory to the Owner Participant and (F) Lessee shall indemnify and hold harmless the Owner Participant on a net after-tax basis against any and all reasonable and actual costs and expenses including attorneys' fees and disbursements, registration, recording or filing fees and Taxes incurred by the Owner Trustee or Owner Participant, in connection with such change of situs.

         SECTION  15.  Miscellaneous.  (a)  Each of the Participants and the
                       -------------
Certificate Holders covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Trustee, as Lessor, or the Indenture Trustee under the terms of the Lease, which by its terms is not to be unreasonably withheld by the Owner Trustee, as Lessor, or by the Indenture Trustee.

                  (1) The representations, warranties, indemnities and agreements of Lessee, the Owner Trustee, the Indenture Trustee, the Participants and the Certificate Holders provided for in this Agreement, and Lessee's, the Owner Trustee's, Indenture Trustee's, the Participants' and the Certificate Holders' obligations under any and all thereof, shall survive the making available of the respective Commitments by the Participants, the delivery or return of the Aircraft, the transfer of any interest of the Owner Participant in the Trust Estate or the Aircraft or any Engine or the transfer of any interest by any Certificate Holder in any Certificate or the Trust Indenture Estate and the expiration or other termination of this Agreement or any other Operative Document or, on and after the Refinancing Date only, any of the Pass Through Documents.

                  (2) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Lessee, the Indenture Trustee and the Owner Trustee. The terms of this Agreement shall be binding upon, and inure to the benefit of and shall be enforceable by, Lessee, the Participants, the Indenture Trustee, the Certificate Holders and the Owner Trustee. This Agreement shall in all respects be governed by, and construed in accordance with, the

                   [First Amended and Restated Participation Agreement (1989 I)]

internal laws of the State of Illinois, including all matters of construction, validity and performance. This Agreement is being delivered in the State of Illinois.

                  (3) The parties hereto agree that all of the statements, representations, covenants and agreements made by the Owner Trustee (when made in such capacity) contained in this Agreement and any agreement referred to herein other than the Trust Agreement, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Agreement or such other agreements to the contrary notwithstanding (except for any express provisions that the Owner Trustee is responsible for or is acting in or making representations or agreements in its individual capacity), no recourse shall be had with respect to this Agreement or such other agreements against the Owner Trustee in its individual capacity or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them; provided, however, that this Section 15(d) shall not be construed to prohibit any action or proceeding against any party hereto for its own willful misconduct or grossly negligent conduct; and provided, further, that nothing contained in this Section 15(d) shall be construed to limit the exercise and enforcement in accordance with the terms of this Agreement or such other agreements of rights and remedies against the Trust Estate. The foregoing provisions of this Section 15(d) shall survive the termination of this Agreement, the other Operative Documents and, on and after the Refinancing Date only, the Pass Through Trust Agreements.

                  (4) No Participant shall have any obligation or duty to the Lessee, to any other Participant or to others with respect to the transactions contemplated hereby except those obligations or duties of such Participant expressly set forth in this Agreement and the other Operative Documents and no Participant shall be liable for performance by any other party hereto of such other party's obligations or duties hereunder. Without limitation of the generality of the foregoing, under no circumstances whatsoever shall any Participant be liable to Lessee, nor shall any Participant be liable to any other Participant, for any action or inaction on the part of the Indenture Trustee or the Owner Trustee in connection with the transactions contemplated herein, whether or not such action or inaction is caused by the willful misconduct or gross negligence of the Indenture Trustee or the Owner Trustee.

                  (5) This Agreement shall be binding upon and shall inure to the benefit of and shall be enforceable against, the parties hereto and their respective successors and permitted assigns including each successive holder of the Owner Participant's interest and each successive holder of any Certificate issued and delivered pursuant to this Agreement or the Trust Indenture whether or not an express assignment to such holder of rights and obligations under this Agreement has been made.

                   [First Amended and Restated Participation Agreement (1989 I)]

                  (6) The Owner Participant hereby consents to the Owner Trustee's appointment of Lessee as its exclusive agent pursuant to the terms of
Section 7(a)(4) of the Lease.

         SECTION 16.    [Intentionally omitted].

         SECTION 17.    Optional Redemption of Certificates. (a) Subject to
                        -----------------------------------
subparagraph (d) below, in the event that at any time Lessee shall have given written notice to Lessor, Owner Participant and the Indenture Trustee that there be effected a voluntary redemption of the Certificates in compliance with the provisions of Section 6.01(c) of the Trust Indenture by Lessor as part of a refunding or refinancing transaction Lessor agrees to negotiate promptly in good faith to conclude an agreement, in form and substance reasonably satisfactory to Owner Participant, with Lessee as to the terms of such refunding or refinancing transaction (including the terms of any debt to be issued in connection with such refunding or refinancing transaction and the documentation to be executed in connection therewith), and if after such good faith negotiation Lessee and Owner Participant shall have concluded an agreement, in form and substance reasonably satisfactory to Owner Participant and Lessee, with respect to such terms:

                        (1) within ten Business Days after the reaching of such agreement, Owner Participant will deliver to Lessee a certificate of an authorized representative of Owner Participant (the "Refinancing Certificate") setting forth (i) the proposed date on which the outstanding Certificates will be redeemed (such date, the "Refinancing Date") and describing the new debt to be issued and the other aspects of such refunding or refinancing transaction and (ii) the following information calculated pursuant to the provisions of this Section 17(a): (A) subject to the limitations set forth in this Section 17, the proposed adjusted ratio of the debt evidenced by the Certificates to Owner Participant's investment in its interest in the Aircraft (such ratio, the "Debt/Equity Ratio"), (B) the principal amount of debt to be issued by Lessor on the Refinancing Date, (C) the amount, if any, by which Owner Participant's aggregate investment in its interest in the Aircraft is to be decreased and (D) the proposed revised schedules of Basic Rent, Excess Amount, debt amortization, Stipulated Loss Value percentages and Termination Value percentages, which shall be calculated so as to maintain Net Economic Return. The Refinancing Certificate shall not provide for a Debt/Equity Ratio of more than 4:1. Within ten Business Days of its receipt of the Refinancing Certificate, Lessee may demand a verification pursuant to Exhibit E to the Lease of the information set forth in the Refinancing Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Refinancing Certificate or the determination pursuant to such verification procedures of the revised Basic Rent, Excess Amount, debt amortization, Stipulated Loss Value percentages and Termination Value percentages and the Debt/Equity Ratio (such information, the "Refinancing Information") the appropriate parties will take the actions specified in paragraphs (ii) through (vi) below;

                   [First Amended and Restated Participation Agreement (1989 I)]

                    (2) the appropriate parties will enter into a financing or loan agreement in form and substance reasonably satisfactory to Owner Participant and Lessee (which may involve an underwriting agreement in connection with a public offering of such debt or the purchase of such debt by a publicly funded entity (or entities) or, if Owner Participant so agrees, the sale of Lessor's interest in the Aircraft and its resale to Lessor) with the institution or institutions to be named therein providing for (i) the issuance and sale by Lessor to such institution or institutions on the Refinancing Date of debt securities in an aggregate principal amount specified in the Refinancing Information, which amount shall be at least equal to the aggregate principal amount of all Certificates outstanding on the Refinancing Date (such debt securities, the "New Debt"), (ii) the application of the proceeds of the sale of the New Debt to the redemption of all such Certificates on the Refinancing Date and (iii) the payment of the excess, if any, of such proceeds over the amounts necessary to effect such redemption to Lessor;

                    (3)  Lessee and Lessor will amend the Lease to provide that
         (i) Basic Rent and Excess Amount payable in respect of the period from and after the Refinancing Date shall be as provided in the Refinancing Information and (ii) amounts payable in respect of Stipulated Loss Value and Termination Value from and after the Refinancing Date shall be as provided in the Refinancing Information;

                    (4) Lessor will enter into an agreement in form and substance reasonably satisfactory to Owner Participant to provide for the securing thereunder of the New Debt in like manner as the Certificates and will enter into such amendments and supplements to the Trust Indenture (or such new indenture or other security agreement) as may be necessary to effect such refunding or refinancing;

                    (5) unless otherwise agreed or required by Owner Participant, and whether or not such refunding or refinancing transaction is consummated, Lessee shall pay, without cost, on a net after-tax basis, to Owner Participant, all of the reasonable expenses of all parties to such refunding or refinancing, including without limitation, the reasonable fees and expenses of such parties' counsel and Owner Participant's, and any related loan or commitment, fees; and

                    (6) subject to compliance by Lessor with all applicable terms and conditions for voluntary prepayment under the Trust Indenture and this Agreement (which compliance may be conditioned on compliance by Lessee with all applicable provisions of the Lease and payment of all amounts due thereunder in connection therewith), no sooner than thirty days after the giving of the notice referred to in the lead-in paragraph of this Section 17, each Certificate Holder will transfer to Lessor the Certificates held by it immediately prior to such refunding or refinancing for cancellation

         (and Lessor shall cancel the same), against receipt of the then outstanding principal amount of such Certificates, accrued and unpaid interest thereon, plus premium, if any, together with payment in full of all other amounts then payable to such Certificate Holder and the Indenture Trustee hereunder or under the Trust Indenture.

                  (2) In the case of a refunding or refinancing involving a public offering of the New Debt, it is expressly understood that Owner Participant shall have no obligation hereunder to consent thereto if, in its good faith judgment, such refunding or refinancing increases its, any of its Affiliates or Owner Participant's exposure to (i) liabilities under federal or state securities laws, (ii) regulation under state or federal securities laws,
(iii) the need to publicly disclose information that is not generally available to the public, or (iv) being adversely affected in its respective ability to engage in any other financing transaction, in each case to a level unacceptable to it in its good faith judgment. Any trustee of public debt shall be a bank or trust company having its principal place of business in the Borough of Manhattan, City and State of New York, or Boston, Massachusetts, or Chicago, Illinois, or Hartford, Connecticut, and having a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of trustee upon reasonable or customary terms.

                  (3) No such optional redemption shall be permitted until the fifth anniversary of the Delivery Date, and only two such optional redemptions shall be permitted during the Basic Term, it being expressly agreed to by Lessee that the refinancing transaction being consummated on the Refinancing Date pursuant to this Agreement shall constitute the first of such optional redemptions. Lessee shall give Owner Participant and the Indenture Trustee at least thirty days revocable written notice of the proposed date of the optional redemption. Such notice shall become irrevocable ten days prior to the proposed date of the optional redemption.

                  (4) The Certificates shall be subject to voluntary redemption by the Lessor without the consent of Lessee unless Lessee shall suffer adverse economic consequences as a result of such redemption. Under no circumstances shall the preceding sentence be construed to obligate Lessee to provide any funds for the financing of any such redemption.

                  (5) Notwithstanding the foregoing, Owner Participant shall have no obligation to proceed with any refunding or refinancing transaction as contemplated by this Section 17:

                       (1) if in Owner Participant's good faith judgment, such transaction would have a material adverse impact (including, without limitation, the risk of adverse tax consequences) on it;

                       (2) unless a third party or parties, unaffiliated with Lessee and Owner Participant, shall have committed to (and shall) provide the financing needed to consummate the proposed refunding or refinancing transaction, it being understood that Owner Participant shall have no obligation to locate any such party or parties; or

                           (3) unless Lessee (A) indemnifies Owner Participant and Lessor by agreement in form and substance satisfactory to it on an after-tax basis, for any liability, obligation (other than the obligation to pay principal and interest in respect of the New Debt), cost or expense (including, without limitation, any tax expense and any reasonable attorneys' fees) related to or arising out of any such refunding or refinancing transaction, and (B) in connection with any refinancing other than the first such refinancing (or the second such refinancing if the first such refinancing occurs prior to the Commencement Date and is a refinancing with interim debt), pays to Owner Participant a nonrefundable fee of $10,000.

         SECTION 18.  [Intentionally omitted].

         SECTION 19.  Confidentiality of Purchase Agreement. Lessor, Owner
                      -------------------------------------
Participant and the Indenture Trustee shall keep the Purchase Agreement confidential and shall not disclose the same to any Person, except (A) to prospective and permitted transferees of Lessor's, Owner Participant's or the Indenture Trustee's interest who agree to hold such information confidential,
(B) to Lessor's, Owner Participant's or the Indenture Trustee's counsel, independent insurance advisors or other agents who agree to hold such information confidential or (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation. Any disclosure as contemplated by clause (A) or (B) of the preceding sentence, including disclosure to counsel for Lessor, Owner Participant or the Indenture Trustee, shall include a requirement that the entity to which such information is disclosed shall make undertakings substantially the same as those contained herein. For the purposes of this Section 19, disclosure to any counsel or other agent of Lessor, Owner Participant or the Indenture Trustee by Lessor, Owner Participant or the Indenture Trustee, or Manufacturer or Lessee, or counsel for either of them, in connection with the transaction contemplated hereby shall be deemed to be disclosure by the Manufacturer, Lessee, Lessor, Owner Participant or the Indenture Trustee, as the case may be.

         SECTION 20.  Effectiveness. As of the Effective Date, this Agreement
                      -------------
shall amend and restate the Original Participation Agreement in its entirety, and the Original Participation Agreement, except as expressly provided herein, shall be superseded in it entirety by this Agreement.

                                 *     *     *

                   [First Amended and Restated Participation Agreement (1989 I)]

          IN WITNESS WHEREOF, the parties hereto have caused this First Amended and Restated Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                     UNITED AIR LINES, INC.,
                                       Lessee

                                     By:_________________________________
                                        Name:
                                        Title: Vice President and Treasurer

                                     BANCBOSTON UNITED LEASING LLC,
                                       Owner Participant

                                     By:___________________________________
                                        Name: Steve L. Aalvik
                                        Title: Manager

                                     STATE STREET BANK AND TRUST
                                     COMPANY OF CONNECTICUT, NATIONAL
                                     ASSOCIATION,
                                       Indenture Trustee

                                     By:_____________________________________
                                        Name:
                                        Title:

                                     STATE STREET BANK AND TRUST
                                     COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee,
                                       Owner Trustee

                                     By:______________________________________
                                        Name:

                   [First Amended and Restated Participation Agreement (1989 I)]


                                        Title:

                   [First Amended and Restated Participation Agreement (1989 I)]

                                  SCHEDULE I

                              Names and Addresses

Lessee:
------                                     Overnight Delivery Service
                                           --------------------------
U.S. Mail                                  United Air Lines, Inc.
---------                                  1200 East Algonquin Road
United Air Lines, Inc.                     Elk Grove Township, IL 60007
P.O. Box 66100
Chicago, Illinois  60666                   Attn: Vice President and Treasurer

Attn: Vice President and Treasurer
Telecopy:  (708) 952-7117

Owner Participant:                         Payment Address
-----------------                          ---------------
BancBoston United Leasing LLC              BancBoston United Leasing LLC
c/o Fleet Capital Leasing                  c/o Fleet Capital Leasing
111 Westminster Street, 7th Floor          111 Westminster Street, 7th Floor
Providence, RI  02903                      Providence, RI  02903
Attention: Steven L. Aalvik                Attention: Steven L. Aalvik
Senior Vice President                      Senior Vice President
Telecopy: (401) 453-2536

Indenture Trustee:
-----------------

State Street Bank and Trust Company
of Connecticut, National Association
225 Asylum Street, Goodwin Square
Hartford, CT 06103
Attention: Corporate Trust Department
Telecopy:  (860) 244-1889
Confirmation:  (860) 244-1800

Owner Trustee:                             Overnight Courier
--------------                             -----------------
U.S. Mail                                  2 Avenue de Lafayette
---------                                  Boston, MA 02111-1724
P.O. Box 778                               Attention: Corporate Trust Department
Boston, MA  02102-0778                     Telecopy: (617) 662-1458
Attention: Corporate Trust Department      Confirmation: (617) 662-1704